UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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NORTHWEST BANCSHARES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 5, 2014

Dear Stockholder:

We cordially invite you to attend the 2014 Annual Meeting of Stockholders of Northwest Bancshares, Inc., the parent company of Northwest Savings Bank.  The Annual Meeting will be held at The Struthers Library Theatre, located at 302 W. Third Avenue, Warren, Pennsylvania, at 11:00 a.m. (Pennsylvania time) on April 16, 2014.

The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted.  During the Annual Meeting we will also report on the operations of Northwest Bancshares, Inc.  Our directors and officers, as well as a representative of our independent registered public accounting firm, will be present to respond to any questions that stockholders may have.

The business to be conducted at the Annual Meeting includes the election of four directors, the ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the year ending December 31, 2014 and the consideration of an advisory, non-binding resolution to approve the executive compensation described in the Proxy Statement.

Our Board of Directors has determined that the matters to be considered at the Annual Meeting are in the best interests of Northwest Bancshares, Inc. and its stockholders.  For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends a vote “FOR” each matter to be considered.

Under rules established by the Securities and Exchange Commission, we sent the majority of those stockholders who are eligible to vote at the Annual Meeting a notice that explains how to access their proxy materials, including our 2013 Annual Report, online, rather than in traditional printed form.  The notice also explains the simple steps our eligible stockholders can follow in order to vote their shares online or by telephone.  If you are among the stockholders who received the notice explaining this process and would prefer to receive your proxy materials in the traditional hard copy format, the notice also explains how to arrange to have the printed materials sent to you in the mail.  If you are among those who received their proxy materials in printed form, rather than the notice, please note that you may still access these materials and vote your shares online by going to the following website: www.proxyvote.com.

Please take a moment now to cast your vote via the Internet or by telephone as described on the enclosed proxy card, or alternatively, complete, sign, date and return the proxy card in the postage-paid envelope provided.  Voting in advance of the Annual Meeting will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting.

Sincerely,

/s/ William J. Wagner
William J. Wagner
Chairman of the Board,
President and Chief Executive Officer

NORTHWEST BANCSHARES, INC.

100 Liberty Street

Warren, Pennsylvania  16365-2353

(814) 726-2140

NOTICE OF

2014 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On April 16, 2014

Notice is hereby given that the 2014 Annual Meeting of Stockholders of Northwest Bancshares, Inc. will be held at The Struthers Library Theatre, 302 W. Third Avenue, Warren, Pennsylvania, on April 16, 2014 at 11:00 a.m., Pennsylvania time.

A Proxy Card and a Proxy Statement for the Annual Meeting are enclosed.

The Annual Meeting is for the purpose of considering and acting upon:

1.                                      The election of four directors;

2.                                      The ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the year ending December 31, 2014;

3.                                      An advisory, non-binding resolution to approve the executive compensation described in the Proxy Statement; and

such other matters as may properly come before the Annual Meeting, or any adjournments thereof.  The Board of Directors is not aware of any other business to come before the Annual Meeting.

Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned.  Stockholders of record at the close of business on February 21, 2014, are the stockholders entitled to vote at the Annual Meeting, and any adjournments thereof.

EVEN IF YOU DO NOT PLAN TO ATTEND THE ANNUAL MEETING, YOU MAY CHOOSE TO VOTE YOUR SHARES USING THE INTERNET OR TELEPHONE VOTING OPTIONS EXPLAINED ON YOUR PROXY CARD OR BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.  ANY PROXY THAT YOU GIVE MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.  YOU MAY REVOKE A PROXY BY FILING WITH THE SECRETARY OF NORTHWEST BANCSHARES, INC. A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE.  IF YOU ATTEND THE ANNUAL MEETING YOU MAY REVOKE YOUR PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE MEETING.  HOWEVER, IF YOUR SHARES ARE NOT REGISTERED IN YOUR NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO VOTE PERSONALLY AT THE ANNUAL MEETING.

By Order of the Board of Directors

/s/ Gregory C. LaRocca
Gregory C. LaRocca
Executive Vice President and Corporate Secretary

Warren, Pennsylvania
March 5, 2014

Proxy Statement

NORTHWEST BANCSHARES, INC.

100 Liberty Street

Warren, Pennsylvania  16365-2353

(814) 726-2140

2014 ANNUAL MEETING OF STOCKHOLDERS

April 16, 2014

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Northwest Bancshares, Inc. to be used at the 2014 Annual Meeting of Stockholders of Northwest Bancshares, Inc., which will be held at The Struthers Library Theatre, 302 W. Third Avenue, Warren, Pennsylvania, on April 16, 2014, at 11:00 a.m., Pennsylvania time, and all adjournments of the annual meeting.  The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about March 7, 2014.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Holders of record of our shares of common stock, par value $0.01 per share, as of the close of business on February 21, 2014 are entitled to one vote for each share then held.  As of February 21, 2014, there were 94,395,795 shares of common stock issued and outstanding.  The presence in person or by proxy of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the annual meeting.  Abstentions and broker non-votes will be counted for purposes of determining that a quorum is present.

As to the election of directors, the Proxy Card being provided by the Board of Directors enables a stockholder to vote FOR ALL NOMINEES proposed by the Board, to WITHHOLD AUTHORITY FOR ALL NOMINEES or to vote FOR ALL EXCEPT one or more of the nominees being proposed.  Directors are elected by a plurality of votes cast, without regard to either broker non-votes, or proxies as to which the authority to vote for the nominees being proposed is withheld.

As to the ratification of KPMG LLP as our independent registered public accounting firm, by checking the appropriate box, a stockholder may: (i) vote FOR the ratification; (ii) vote AGAINST the ratification; or (iii) ABSTAIN from voting on such ratification.  The affirmative vote of a majority of the votes cast at the annual meeting, without regard to either broker non-votes, or shares as to which the ABSTAIN box has been selected on the proxy card, is required for the approval of this matter.

As to the advisory, non-binding resolution to approve our executive compensation as described in this Proxy Statement, a stockholder may:  (i) vote FOR the resolution; (ii) vote AGAINST the resolution; or (iii) ABSTAIN from voting on the resolution.  The affirmative vote of a majority of the votes cast at the annual meeting, without regard to either broker non-votes, or shares as to which the ABSTAIN box has been selected on the proxy card, is required for the approval of this non-binding resolution.  While this vote is required by law, it will neither be binding on Northwest Bancshares, Inc. or the Board of Directors, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on Northwest Bancshares, Inc. or the Board of Directors.

As provided in Section D of Article 5 of our Articles of Incorporation, record holders of shares owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the outstanding shares of our common stock are not entitled to vote any shares held in excess of this 10% limit. Subject to certain exceptions, a person is deemed to beneficially own shares owned by an affiliate of, as well as by persons acting in concert with, such person. The Board of Directors of Northwest Bancshares, Inc. is authorized to construe and apply the provisions of Section D of Article 5 of the Articles of Incorporation, and to make all determinations it deems necessary or desirable to implement them, including determining the number of shares beneficially owned by any person and whether a person is an affiliate of or has an arrangement or agreement with another person, and to demand certain information from any person who is reasonably believed to beneficially own stock in excess of the 10% limit and reimbursement for all expenses incurred by Northwest Bancshares, Inc. in connection with an investigation conducted by the Board of Directors pursuant to the provisions of Article 5, Section D of the Articles of Incorporation.

If you have selected a broker or other intermediary to hold your common stock rather than having them directly registered with our transfer agent, American Stock Transfer & Trust Company, you will receive instructions directly from your broker or other intermediary in order to vote your shares.  Your brokerage firm may also provide the ability to vote your proxy by telephone or online.  Please be advised that if you choose to not vote your proxy, your brokerage firm has the authority under applicable stock market rules to vote your shares “FOR” or “AGAINST” routine matters.  The ratification of the appointment of the independent registered public accounting firm is deemed to be a routine matter.  Accordingly, we urge you to vote by following the instructions provided by your broker, bank, or other intermediary.

We are taking advantage of Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders via the Internet.  Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record and beneficial owners, unless they have directed us to provide the materials in a different manner or hold shares of our common stock through our stock-based benefit plans.  The Notice provides instructions on how to access and review all of the important information contained in the Company’s Proxy Statement and Annual Report to Stockholders, as well as how to cast a vote, over the Internet or by telephone. Stockholders who receive the Notice and who would still like to receive a printed copy of the proxy materials can find instructions for requesting these materials included in the Notice.  We plan to mail the Notice to stockholders by March 7, 2014.

Persons and groups who beneficially own in excess of 5% of our shares of common stock are required to file certain reports with the Securities and Exchange Commission regarding such ownership pursuant to the Securities Exchange Act of 1934.  The following table sets forth, as of February 21, 2014, the shares of our common stock beneficially owned by each person known to us who was the beneficial owner of more than 5% of the outstanding shares of our common stock.

Name and Address of Beneficial Owners	Amount of Shares Owned and Nature of Beneficial Ownership (1)	Percent of Shares of Common Stock Outstanding

Black Rock, Inc. (2) 40 East 52nd Street New York , NY 10022	9,343,521	9.9%

The Vanguard Group, Inc. (3) 100 Vanguard Boulevard Malvern, PA 19355	5,461,906	5.8%

Northwest Savings Bank Employee Stock Ownership Plan 100 Liberty Street Warren, Pennsylvania 16365-2353	5,154,838	5.5%

Wellington Management Company, LLP (4) 280 Congress Street Boston, MA 02210	5,189,973	5.5%

Capital World Investors (5) 333 South Hope Street Los Angeles, CA 90071	4,850,000	5.1%

(1)         In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner for purposes of this table, of any shares of common stock if he has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the date as of which beneficial ownership is being determined.  As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares, and includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting or investment power.

(2)         As disclosed in Amendment 2 to Schedule 13G, as filed with the Securities and Exchange Commission on January 31, 2014.

(3)         As disclosed in Amendment 2 to Schedule 13G, as filed with the Securities and Exchange Commission on February 12, 2014.

(4)         As disclosed in Amendment 1 to Schedule 13G, as filed with the Securities and Exchange Commission on February 14, 2014.

(5)         As disclosed in a Schedule 13G, as filed with the Securities and Exchange Commission on February 13, 2014.

REVOCATION OF PROXIES

Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below.  Unless so revoked, the shares represented by such proxies will be voted at the annual meeting and all adjournments thereof.  Proxies solicited on behalf of our Board of Directors will be voted in accordance with the directions given thereon. You may vote by Internet or telephone as described on your Proxy Card.  You may also vote by signing and returning your Proxy Card to Northwest Bancshares, Inc.  Proxies we receive that are signed, but contain no instructions for voting, will be voted “FOR” the proposals set forth in this Proxy Statement for consideration at the annual meeting.

Proxies may be revoked by sending written notice of revocation to the Secretary of Northwest Bancshares, Inc., Gregory C. LaRocca, at the address shown above, or by returning a duly executed proxy bearing a later date by mail, or voting on a later date by Internet or telephone, as described on your Proxy Card.  The presence at the annual meeting of any stockholder who had given a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the annual meeting or delivers a written revocation to the Secretary prior to the voting of such proxy.

PROPOSAL 1 — ELECTION OF DIRECTORS

Our Board of Directors will consist of nine members, effective immediately following the annual meeting.  Our bylaws provide that directors are divided into three classes, as nearly equal in number as reasonably possible, such that approximately one-third of the directors are to be elected annually.  Our directors are generally elected to serve for a three-year period, or a shorter period if the director is elected to fill a vacancy, and until their respective successors shall have been elected and shall qualify.  Four directors will be elected at the annual meeting and will serve until their successors have been elected and qualified.  The Nominating Committee has nominated William J. Wagner, A. Paul King, William F. McKnight and Sonia M. Probst to serve as directors for three-year terms.  Each individual is currently a member of the Board of Directors.

The table below sets forth certain information regarding our nominees and the composition of our Board of Directors as of February 21, 2014 (with age information as of December 31, 2013), including the terms of office of Board members.  It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to a nominee) will be voted at the annual meeting for the election of the nominees identified below.  If one or more nominees is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute or substitutes as the Nominating Committee may recommend.  At this time, the Board of Directors knows of no reason why the nominees might be unable to serve, if elected.  Except as indicated herein, there are no arrangements or understandings between the nominees and any other person pursuant to which such nominees were selected.

Name (1)	Age	Positions Held in Northwest Bancshares, Inc.	Director Since (2)	Current Term to Expire	Shares of Common Stock Beneficially Owned (3)		Percent of Class
NOMINEES
William J. Wagner	60	Chairman of the Board, President and Chief Executive Officer	1994	2014	789,141	(4)	*
A. Paul King	70	Director	2001	2014	142,880	(5)	*
Sonia M. Probst	55	Director	2011	2014	33,197	(6)	*
William F. McKnight	62	Director	2013	2014	23,993	(7)
DIRECTORS CONTINUING IN OFFICE
Philip M. Tredway	65	Director	2007	2015	64,558	(8)	*
Deborah J. Chadsey	56	Director	2012	2015	9,710	(9)	*
Richard E. McDowell	70	Director	1972	2016	218,525	(10)	*
John P. Meegan	54	Director	2010	2016	75,311	(11)	*
Timothy B. Fannin	60	Director	2013	2016	4,861	(12)
EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
Gregory C. LaRocca	63	Executive Vice President and Corporate Secretary	N/A	N/A	447,101	(13)	*
William W. Harvey, Jr.	47	Executive Vice President- Finance and Chief Financial Officer	N/A	N/A	238,797	(14)	*
Steven G. Fisher	56	Executive Vice President-Banking Services	N/A	N/A	348,668	(15)	*
Timothy A. Huber	56	Executive Vice President-Chief Lending Officer	N/A	N/A	481,759	(16)	*
All directors, nominees and executive officers as a group (16 persons) (17)					3,325,488	(18)	3.5%

*                             Less than 1%.

(1)                    The mailing address for each person listed is 100 Liberty Street, Warren, Pennsylvania 16365-2353.

(2)                    Reflects initial appointment to the Board of Directors of Northwest Savings Bank for directors elected prior to 1998.

(3)                    See definition of “beneficial ownership” in the table in “Voting Securities and Principal Holders Thereof.”

(4)                    Includes options to purchase 196,984 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.

(5)                    Includes options to purchase 49,305 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.

(6)                    Includes options to purchase 13,732 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.

(7)                    Includes options to purchase 720 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.

(8)                    Includes options to purchase 31,305 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.

(9)                    Includes options to purchase 2,160 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.

(10)             Includes options to purchase 49,305 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.

(11)             Includes options to purchase 17,161 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.

(12)             Includes options to purchase 720 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.

(13)              Includes options to purchase 108,430 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.

(14)             Includes options to purchase 114,717 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.

(15)              Includes options to purchase 99,931 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.

(16)              Includes options to purchase 98,788 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.

(17)              Includes directors John M. Bauer, Richard L. Carr and Joseph F. Long, who are retiring, effective at the annual meeting.

(18)              Includes options to purchase 931,173 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.

Directors and Nominees

The biographies of each of the nominees and continuing board members below contains information regarding the person’s business experience and the experiences, qualifications, attributes or skills that caused the Nominating Committee and the Board of Directors to determine that the person should serve as a director.  The principal occupation during the past five years of each of our directors and nominees is set forth below.  All directors have held their present positions for five years unless otherwise stated.  Each existing director is also a director of Northwest Savings Bank.

William J. Wagner was named President and Chief Executive Officer of Northwest Savings Bank in August 1998, President and Chief Executive Officer of Northwest Bancshares, Inc. in June 2001 and Chairman of the Board of Northwest Savings Bank and Northwest Bancshares, Inc. in July 2003.  Mr. Wagner was the Chief Financial Officer of Northwest Savings Bank upon joining the bank in 1984 and was named Chief Operating Officer in 1996.  Mr. Wagner was appointed Executive Vice President in 1992 and was elected to the Board of Directors in 1994. He serves on the Board of the Warren County Chamber of Business and Industry and the Board of the University of Pittsburgh at Bradford.  Mr. Wagner is a certified public accountant and holds a BS degree in accounting from Indiana University of Pennsylvania.  Mr. Wagner has deep and extensive knowledge of our market area, accounting matters and banking matters, making him uniquely qualified to be our Chairman of the Board and Chief Executive Officer.

Deborah J. Chadsey is an attorney who has practiced law for over 25 years.  She is currently a partner in the Buffalo, New York law firm Kavinoky Cook LLP.  Prior to joining Kavinoky Cook LLP, Ms. Chadsey practiced law with Lippes, Silverstein as well as Phillips, Lytle, both also in Buffalo, New York.  She has been on the Northwest Savings Bank Board of Directors since December 2011.  In addition, she sits on the Board of Directors for the Western New York Land Conservancy and Kensington-Bailey Neighborhood Housing Services/Gloria Parks Community Center.  Ms. Chadsey graduated from Columbia University Law School in New York, New York where she was a Harlen Fiske Stone Scholar and is licensed to practice law in Pennsylvania, New York, and multiple federal district, bankruptcy and appellate courts.  Ms. Chadsey brings to the Board specialization and experience in environmental and municipal law as well as commercial finance, land use and contract law.

Timothy B. Fannin is a partner in the firm Catalano, Case, Catalano & Fannin, Certified Public Accountants headquartered in Clearfield, Pennsylvania where he has worked since 1986.  Mr. Fannin is a U.S. Army Veteran and graduated from the University of Pittsburgh with a BS in Business/Public Administration and holds an MBA from Clarion University of Pennsylvania.  He holds the designations of Certified Public Accountant in the State of Pennsylvania, Certified Valuation Analyst, and is Certified in Financial Forensics.  In addition, he was an adjunct Professor of Accounting and Finance at Pennsylvania State University from 2007 to 2009.  He has been an Advisory Board Member of Northwest Savings Bank since 1998.  Mr. Fannin’s public accounting background and professional designations will assist the Board in its oversight of the audit, tax, financial reporting and risk management areas.

Dr. A. Paul King recently retired from Oral Surgery of Erie, Erie, Pennsylvania, where he had been President since 1999, and was Vice President from 1974 through 1999.  He was previously a Director of The Heritage Trust Company, which was acquired by Northwest Savings Bank in 2000. Dr. King served as President of both the Erie County Dental Association and the Western Pennsylvania Society of Oral Surgeons.  He is a U.S. Army Veteran and received his BA degree from Washington and Jefferson College, and his Medical degree from the University of Pittsburgh. Dr. King’s knowledge of running a small business and the Erie, Pennsylvania business environment provide an important perspective to the Board of Directors.

William F. McKnight has been the controller for Interstate Chemical Company, Inc. in Hermitage, Pennsylvania since 2006.  Prior to joining Interstate Chemical Company, Inc. he was a partner with the CPA firm McGill, Power, Bell & Associates where he specialized in tax planning and advising.  Mr. McKnight holds a Bachelor of Science in Business Management from Drake University and is a Certified Public Accountant.  He has been a member of Northwest Savings Bank’s Meadville Advisory Board since September 2002.  Mr. McKnight’s industry experience and background in tax and public accounting will assist the Board in its oversight of the audit, tax, financial reporting and risk management areas.

John P. Meegan is Executive Vice President and Chief Operating Officer of Hefren-Tillotson, Inc., a Pittsburgh-based investment management firm. Prior to joining Hefren-Tillotson he held various senior level positions with both regional and national brokerage firms.  Mr. Meegan previously served as a director of Prestige Bank, which was acquired by Northwest Savings Bank in 2002.  He served on Northwest Savings Bank’s Southwest Region Advisory Board since that time, and in October 2009 he was elected to the Northwest Savings Bank Board of Directors.  Mr. Meegan is a certified public accountant, having worked for KPMG LLP in New York City, and holds a degree in Economics from Amherst College and an MBA from New York University.  He also serves as Chairman of the Financial Responsibility and Uniform Practice Committees for FINRA.  Mr. Meegan’s extensive knowledge of investment management matters enhances the oversight of our trust and investment activities, and his work with FINRA broadens the Board of Directors’ knowledge of the capital markets.

Dr. Richard E. McDowell is President Emeritus of the University of Pittsburgh at Bradford, Bradford, Pennsylvania.  He served as President of the University from 1973 until August 2002 and during his tenure he had overall responsibility for the fiscal, academic, funding and facility management of the University’s Bradford Campus.  As a member of the University of Pittsburgh’s administration, he served on numerous task forces and committees, and in a variety of University-wide capacities, including the Council of Deans.  He is currently an Associate Professor who teaches courses in the departments of biology, management/entrepreneurship, and public relations. Dr. McDowell holds a BS degree from High Point University and MS and PhD. degrees from St. Louis University.  Dr. McDowell brings expertise in business management, corporate governance and public relations matters.

Sonia M. Probst is the retired Chief Executive Officer of the Rouse Estate in Youngsville Pennsylvania, where she was employed for 28 years.  The Rouse Estate is a campus of skilled nursing, assisted living and child day care facilities serving western Pennsylvania.  In this highly regulated healthcare environment, she served as Compliance Officer and developed and oversaw the Compliance Program.  In addition, she was responsible for: strategic planning; development; revenue growth; compensation and benefit structures; financial and regulatory audits; and investment management of pension, 403(b) and depreciation funds. Ms. Probst earned a BA from Lebanon Valley College and an MSW from West Virginia University.  She has served as a Director of Northwest Savings Bank since May 2010.  She also serves on the Warren County Chamber of Business and Industry Board of Directors and the Steering Committee for “Leadership Warren County.”  Ms. Probst brings to the Board firsthand experience in managing compliance, finance and operations in a diverse, highly regulated, multiple service organization.

Philip M. Tredway has been President and Chief Executive Officer of Erie Molded Plastics, Inc., Erie, Pennsylvania since 1982. His responsibilities include management and financial reporting for the company. He was recently appointed to the Pittsburgh Region Advisory Board of the Federal Reserve Bank of Cleveland. He is also a past Chairman and Board member of the Manufacturers and Business Association of Erie, Pennsylvania and past Board member and Treasurer of the Erie Community Foundation.  He holds both BA and MBA degrees in Finance from Lehigh University. Mr. Tredway has extensive knowledge of financial reporting issues and his term on the Federal Reserve Bank of Cleveland advisory board provides insight into regional economic conditions, the banking industry, and the regulatory environment.

Executive Officers who are not Directors

The principal occupation during the past five years of each of our executive officers, other than Mr. Wagner, is set forth below.  All executive officers have held their present positions for five years unless otherwise stated.

Gregory C. LaRocca was employed by Northwest Savings Bank beginning in 1992, and currently serves as Executive Vice President and Corporate Secretary for Northwest Savings Bank and Northwest Bancshares, Inc. and as manager of the Wealth Management, Retirement and Insurance Services Group. Mr. LaRocca was previously Chief Executive Officer of American Federal Savings, which was acquired by Northwest Savings Bank in March 1992. He holds BA and MBA degrees from Gannon University.

William W. Harvey, Jr. has been employed by Northwest Savings Bank since 1996 and currently serves as Executive Vice President, Finance and Chief Financial Officer for Northwest Savings Bank and Northwest Bancshares, Inc.  Prior to joining Northwest, Mr. Harvey served as a senior auditor and tax specialist for KPMG LLP in Pittsburgh, Pennsylvania.  Mr. Harvey is a certified public accountant and holds a BS degree in accounting from Indiana University of Pennsylvania.

Steven G. Fisher has been employed by Northwest Savings Bank since 1983, most recently as Executive Vice President of the Banking Services Group.  He was formerly Senior Vice President of Operations of Northwest Savings Bank.  Mr. Fisher holds a BS degree from West Virginia Wesleyan College and is a graduate of the Graduate School of Banking at the University of Wisconsin-Madison.

Timothy A. Huber has been employed by Northwest Savings Bank since 1985, most recently as Executive Vice President and Chief Lending Officer.  He was formerly Senior Vice President of the Commercial Lending Division of Northwest Savings Bank.  Prior to joining Northwest, Mr. Huber was an examiner with the Office of the Comptroller of the Currency.  Mr. Huber holds a BA degree from West Virginia Wesleyan College and an MBA from Penn State University.

Board Independence

The Board of Directors has determined that Directors Chadsey, Fannin, King, McDowell, McKnight, Meegan, Probst and Tredway are “independent” within the meaning of the Nasdaq corporate governance listing standards.  Mr. Wagner is not independent by virtue of being an employee of Northwest Savings Bank.  Upon the retirement of Mr. Carr, the Board of Directors is expected to appoint Mr. Tredway as the Lead Director.  In this capacity, Mr. Tredway will chair the meetings of the independent directors and other meetings of the Board when the Chairman is excused or absent.  Mr. Tredway will also act as liaison between the Chairman and the independent directors.

In determining the independence of the directors and the nominees listed above, the Board of Directors reviewed the following transactions, none of which are required to be reported under “—Transactions With Certain Related Persons,” below.  Each of the following products or services are with Northwest Savings Bank.  Director McKnight has a residential mortgage loan.  Director McDowell has a home equity line of credit and a credit card.  Director King has a home equity line of credit.  Director Fannin has an unsecured line of credit.  Director Chadsey has a residential mortgage loan and a home equity line of credit, and Kavinoky Cook, LLP, where she is a law partner, has a commercial line of credit.  Kavinoky Cook, LLP also received legal fees from Northwest Savings Bank, directly and indirectly, during the year ended December 31, 2013.  Additional loans (including mortgage loans, lines of credit, credit cards and automobile loans) have been made to related persons of Directors Chadsey, King, McDowell, McKnight and Tredway.

Board Leadership Structure and Oversight

The Board of Directors currently combines the role of Chairman of the Board with the role of Chief Executive Officer, coupled with a lead director position to further strengthen the governance structure. The Board believes this provides us an efficient and effective leadership model.  Combining the Chairman and Chief Executive Officer roles fosters clear accountability, effective decision-making, and alignment on corporate strategy. To assure effective independent oversight, the board has adopted a number of governance practices, including:

•                                          a strong, independent, clearly-defined lead director role;

•                                          periodic meetings of the independent directors; and

•                                          annual performance evaluations of the Chairman and Chief Executive Officer by the independent directors.

The board recognizes that, depending on the circumstances, other leadership models, such as a separate independent chairman of the board, might be appropriate. Accordingly, the board periodically reviews its leadership structure.

A key responsibility of the Chief Executive Officer and the board is ensuring that an effective process is in place to provide continuity of leadership over the long term at all levels in our company. Each year, succession planning reviews are held at every significant organizational level of our company, culminating in a full review of senior leadership talent by the independent directors. During this review, the Chief Executive Officer and the independent directors discuss future candidates for senior leadership positions, succession timing for those positions, and development plans for the highest-quality candidates. This process ensures continuity of leadership over the long term, and it forms the basis on which we make ongoing leadership assignments. It is a key success factor in managing the long-term planning and investment lead times of our business.

In addition, the Chief Executive Officer maintains in place at all times, and reviews with the independent directors, a confidential plan for the timely and efficient transfer of his or her responsibilities in the event of an emergency or his or her sudden incapacitation or departure.

The Board of Directors is actively involved in oversight of risks that could affect Northwest Bancshares, Inc. This oversight is conducted primarily through committees of the Board of Directors, but the full Board of Directors has retained responsibility for general oversight of risks. The Board has designated a Risk Management Committee, consisting of all independent directors, to meet quarterly for the specific purpose of evaluating our exposure to all risks specifically identified in banking regulations: credit, interest rate, strategic/capital, market price, liquidity, operational, business resumption, compliance/legal/regulatory, foreign exchange and reputation.  The Risk Management Committee reports are prepared and presented by our Chief Risk Officer.  The Board of Directors also satisfies this responsibility through reports to the Board of Directors by the committee chair of all board committees regarding the committees’ considerations and actions, through review of minutes of committee meetings and through regular reports directly from officers responsible for oversight of particular risks within Northwest Bancshares, Inc.  Risks relating to the direct operations of Northwest Savings Bank are further overseen by the Board of Directors of Northwest Savings Bank, which generally consists of the same individuals who serve on the Board of Directors of Northwest Bancshares, Inc.  The Board of Directors of Northwest Savings Bank also has additional committees that conduct risk oversight, and such committees typically meet jointly with the committees of Northwest Bancshares, Inc.  All committees are responsible for the establishment of policies that guide management and staff in the day-to-day operation of Northwest Bancshares, Inc. and Northwest Savings Bank such as lending, risk management, asset/liability management, investment management and others.

Meetings and Committees of the Board of Directors

The business of Northwest Bancshares, Inc. is conducted at regular and special meetings of the full Board and its standing committees.  In addition, our independent directors meet in executive sessions.  The standing committees consist of the Executive, Audit, Compensation, Compliance, Nominating, Risk Management, Governance and Trust Committees.  Mr. Wagner, our Chairman of the Board, President and Chief Executive Officer, is a member of the Executive and Trust Committees.  During the year ended December 31, 2013, the Board of Directors of Northwest Bancshares, Inc. met at 12 regular meetings and no special meetings.  No member of the Board or any committee thereof attended fewer than 75% of the aggregate of: (i) the total number of meetings of the Board of Directors (held during the period for which he or she has been a director); and (ii) the total number of meetings held by all committees of the Board on which he or she served (during the periods that he or she served).

The following table sets forth the members of our Compensation, Audit and Nominating Committees.  Messrs Bauer, Carr and Long are retiring, effective at the annual meeting, as they have reached the directors’ mandatory retirement age of 72.

Director	Compensation Committee	Audit Committee	Nominating Committee
John M. Bauer	X	X*	X
Richard L. Carr	X*	X	X*
Deborah J. Chadsey
Timothy B. Fannin	X	X	X
A. Paul King	X	X
Joseph F. Long	X	X	X
Richard E. McDowell	X	X	X
William F. McKnight	X	X
John P. Meegan	X	X	X
Sonia M. Probst	X	X
Philip M. Tredway	X	X	X

*                 Denotes Chairperson.

The duties and responsibilities of the Compensation, Audit and Nominating Committees are as follows.

Compensation Committee.  Each member of the Audit Committee is “independent” as defined in the Nasdaq corporate governance listing standards and under Securities and Exchange Commission Rule 10C-1.  Such committee members also must not receive, directly or indirectly, fees in excess of $10,000 per year from us other than fees for service as a director.  The Compensation Committee meets at least quarterly, or more frequently if necessary.  Our Governance Committee has adopted a written charter for the Compensation Committee, which is available on our website at http://www.northwestsavingsbank.com.  The Compensation Committee of Northwest Bancshares, Inc. met four times during the year ended December 31, 2013.  The purpose of the Compensation Committee is to, among other things, evaluate:

•                                          the compensation of the executive officers, other senior officers and employees, including oversight of base salary, cash incentive compensation, equity-based awards and other benefits and perquisites; and

•                                          the performance of the Chief Executive Officer on an annual basis and approve the base salary, cash incentive bonus, equity-based incentive awards and other compensation of the Chief Executive Officer.

In furtherance of these objectives, the Compensation Committee is responsible, among others, for:

•                                          approving the corporate compensation philosophy, including overseeing and monitoring the executive compensation policies, plans and programs for such officers to ensure that they are consistent with the compensation philosophy and the long-term interests of our stockholders;

•                                          reviewing and, if appropriate, amending and approving management’s recommendations for compensation issues such as salary ranges, annual merit increases, annual bonuses and long-term incentive plans, including equity-based compensation programs such as stock options and restricted stock awards;

•                                          annually reviewing the Chief Executive Officer’s evaluation of the performance of the senior executives who report directly to the Chief Executive Officer in connection with its overall review of executive compensation;

•                                          evaluating, reviewing and approving the execution of management contracts and severance agreements for senior executives and reviewing the annual renewal of such contracts;

•                                          reviewing and approving all employee benefit plans, including retirement plans and health insurance;

•                                          at least annually, in consultation with the Chief Executive Officer, reviewing succession planning and management development activities and strategies regarding the Chief Executive Officer and other members of senior management;

•                                          annually issuing the Compensation Committee Report, which is included in our annual proxy statement; and

•                                          annually reviewing Management’s Annual Risk Review Analysis of our compensation practices.

The Compensation Committee has available to it the resources and authority necessary to properly discharge its duties and responsibilities, including the authority to retain counsel and other experts or consultants.  The Compensation Committee, in performing these duties and responsibilities with respect to director and executive officer compensation, relies on the assistance of professionals within our Human Resources Department.  Although the Human Resources Department utilizes survey information provided by compensation consultants in recommending compensation levels, the Compensation Committee does not directly utilize compensation consultants in determining director or executive officer compensation.

Audit Committee.  Each member of the Audit Committee is “independent” as defined in the Nasdaq corporate governance listing standards and under Securities and Exchange Commission Rule 10A-3.  The Board of Directors has determined that each of Messrs. Fannin, McKnight and Meegan qualifies as an “audit committee financial expert” as that term is used in the rules and regulations of the Securities and Exchange Commission.  Information with respect to the experience of Messrs. Fannin, McKnight and Meegan is included in “—Directors.”  Our Governance Committee has adopted a written charter for the Audit Committee, which is available on our website at http://www.northwestsavingsbank.com.  The Audit Committee of Northwest Bancshares, Inc. met five times during the year ended December 31, 2013.

The duties and responsibilities of the Audit Committee include, among other things:

•                                          retaining, overseeing and evaluating an independent registered public accounting firm to audit our annual financial statements;

•                                          overseeing our external financial reporting processes;

•                                          approving all engagements for audit and non-audit services by the independent registered public accounting firm;

•                                          reviewing the audited financial statements with management and the independent registered public accounting firm;

•                                          considering whether certain relationships with the independent registered public accounting firm and services not related to the annual audit and quarterly reviews is consistent with maintaining the independent registered public accounting firm’s independence;

•                                          overseeing the activities of the internal audit staff and reviewing management’s administration of the system of internal accounting controls;

•                                          engaging a third-party provider of internal audit services and determining that the provider has adequate expertise to fulfill its duties; and

•                                          conducting an annual performance evaluation of the Committee and annually reviewing the adequacy of its charter.

Nominating Committee.  The Nominating Committee Charter provides that the Nominating Committee will consist of all independent directors not subject to reelection at the next annual meeting of stockholders.  Each member of the Nominating Committee is considered “independent” as defined in the Nasdaq corporate governance listing standards.  Such committee members also must not receive, directly or indirectly, fees in excess of $10,000 per year from us other than fees for service as a director.  Our Governance Committee has adopted a written charter for the Nominating Committee, which is available on our website at http://www.northwestsavingsbank.com.  The Nominating Committee of Northwest Bancshares, Inc. met once during the year ended December 31, 2013.

The functions of the Nominating Committee include the following:

•                                          leading the search for individuals qualified to become members of the Board and selecting director nominees to be presented for stockholder approval;

•                                          developing and recommending to the Board of Directors other specific criteria for the selection of individuals to be considered for election or re-election to the Board of Directors;

•                                          adopting procedures for the submission of recommendations by stockholders for nominees for the Board of Directors; and

•                                          conducting an annual performance evaluation of the Committee and annually reviewing the adequacy of its charter and recommending any proposed changes to the Board of Directors.

The Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service.  Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective.  In addition, the Committee is authorized by its charter to engage a third party to assist in the identification of director nominees, if it chooses to do so.  The Nominating Committee would seek to identify a candidate who, at a minimum, satisfies the following criteria:

•                                          the highest personal and professional ethics and integrity and whose values are compatible with our values;

•                                          experience and achievements that have given them the ability to exercise and develop good business judgment;

•                                          a willingness to devote the necessary time to the work of the Board and its committees, which includes being available for Board and committee meetings;

•                                          a familiarity with the communities in which we operate and/or is actively engaged in community activities;

•                                          involvement in other activities or interests that do not create a conflict with their responsibilities to Northwest Bancshares, Inc. and its stockholders; and

•                                          the capacity and desire to represent the balanced, best interests of our stockholders as a group, and not primarily a special interest group or constituency.

The Board seeks independent directors who represent a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions. The board is particularly interested in maintaining a mix that includes active or retired business professionals and senior executives, particularly those with experience in management, operations, finance, accounting, banking, risk management, compliance, or marketing and sales. As part of its periodic self-assessment process, the Board discusses the diversity of specific skills and characteristics necessary for the optimal functioning of the Board in its oversight of Northwest Bancshares, Inc. over both the short- and longer term. The Nominating Committee then gives consideration to these specific skill areas or experiences when considering candidates for nomination. Specific qualities or experiences could include matters such as experience in our industry, financial or technological expertise, leadership experience and relevant geographical experience. The effectiveness of the Board’s diverse mix of skills and experiences is considered as part of each Board self-assessment.

In addition to meeting these qualifications, a person is not qualified to serve as a director if he or she: (1) is under indictment for, or has ever been convicted of, a criminal offense involving dishonesty or breach of trust and the penalty for such offense could be imprisonment for more than one year; (2) is a person against whom a banking agency has, within the past ten years, issued a cease and desist order for conduct involving dishonesty or breach of trust and that order is final and not subject to appeal; or (3) has been found either by a regulatory agency whose decision is final and not subject to appeal or by a court to have (i) breached a fiduciary duty involving personal profit or (ii) committed a willful violation of any law, rule or regulation governing banking, securities, commodities or insurance, or any final cease and desist order issued by a banking, securities, commodities or insurance regulatory agency.

The Nominating Committee will also take into account whether a candidate satisfies the criteria for “independence” under the Nasdaq corporate governance listing standards.  We have not adopted stock ownership guidelines at this time, although we analyze such guidelines as they relate to “best practices” for corporate governance, and we may adopt such guidelines in the future.

Although the Board of Directors has not established a specific policy setting forth governance guidelines, the Board of Directors believes that its members are subject to many of the same requirements that would be set forth in such guidelines.  These requirements are included in its Code of Ethics and the Nominating Committee Charter and other committee charters.  In addition, directors are required to have ongoing education, and the Board of Directors reviews director compensation to confirm the reasonableness of such compensation.

Procedures for the Recommendation of Director Nominees by Stockholders.  The Nominating Committee has adopted procedures for the submission of recommendations for director nominees by stockholders.  There have been no material changes to these procedures since they were previously disclosed in Northwest Bancshares, Inc.’s proxy statement for the 2013 Annual Meeting of Stockholders.  If a determination is made that an additional candidate is needed for the Board of Directors, the Nominating Committee will consider candidates submitted by our stockholders.  Stockholders can submit the names of qualified candidates for Director by writing to us at 100 Liberty Street, P.O. Box 128, Warren, Pennsylvania 16365, Attention: Corporate Secretary.  The Corporate Secretary must receive a submission not less than 180 days prior to the anniversary date of our proxy materials for the preceding year’s annual meeting, which, for the 2015 Annual Meeting of Stockholders, is no later than September 6, 2014.

The submission must include the following information:

•                                          a statement that the writer is a stockholder and is proposing a candidate for consideration by the Committee;

•                                          the name and address of the stockholder as they appear on our books, and number of shares of our common stock that are owned beneficially by such stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder’s ownership will be required);

•                                          the name, address and contact information for the candidate, and the number of shares of our common stock that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the stockholder’s ownership should be provided);

•                                          a statement of the candidate’s business and educational experience;

•                                          such other information regarding the candidate as would be required to be included in the proxy statement pursuant to Securities and Exchange Commission Regulation 14A;

•                                          a statement detailing any relationship between the candidate and any customer, supplier or competitor of Northwest Bancshares, Inc. or its affiliates;

•                                          detailed information about any relationship or understanding between the proposing stockholder and the candidate;

•                                          a statement of the candidate that the candidate is willing to be considered and willing to serve as a director if nominated and elected; and

•                                          A statement that the candidate is not: (1) under indictment for, or has ever been convicted of, a criminal offense involving dishonesty or breach of trust and the penalty for such offense could be imprisonment for more than one year; (2) a person against whom a banking agency has, within the past ten years, issued a cease and desist order for conduct involving dishonesty or breach of trust that order is final and not subject to appeal; or (3) a person who has been found either by a regulatory agency whose decision is final and not subject to appeal or by a court to have (i) breached a fiduciary duty involving personal profit or (ii) committed a willful violation of any law, rule or regulation governing banking, securities, commodities or insurance, or any final cease and desist order issued by a banking, securities, commodities or insurance regulatory agency.

A nomination submitted by a stockholder for presentation by the stockholder at an annual meeting of stockholders must comply with the procedural and informational requirements described in our Bylaws.

Stockholder Communications with the Board.  A stockholder of Northwest Bancshares, Inc. who wants to communicate with the Board of Directors or with any individual director can write to: Board of Directors, Northwest Bancshares, Inc., 100 Liberty Street, P.O. Box 128, Warren, Pennsylvania 16365, Attention: Corporate Secretary.  The letter should indicate that the author is a stockholder of Northwest Bancshares, Inc. and, if shares are not held of record, should include appropriate evidence of stock ownership.  Depending on the subject matter, the Corporate Secretary will:

•                                          forward the communication to the director or directors to whom it is addressed; or

•                                          attempt to handle the inquiry directly, or forward the communication for response by another employee of Northwest Bancshares, Inc.  For example, a request for information about us on a stock-related matter may be forwarded to our stockholder relations officer; or

•                                          not forward the communication if it is primarily commercial in nature or relates to an improper or irrelevant topic.

The Corporate Secretary will prepare a general summary of those communications that were not forwarded and provide a summary of activity to the Board of Directors each quarter.

Attendance at Annual Meetings of Stockholders

Although we do not have a formal written policy regarding director attendance at annual meetings of stockholders, it is expected that directors will attend these meetings absent unavoidable scheduling conflicts.  All of our then-current directors attended our prior year’s annual meeting of stockholders.

Codes of Ethics

We have adopted a Code of Ethics that is applicable to our directors, officers and employees, including a Code of Ethics for Senior Financial Officers attached thereto.  The Code of Ethics is available on our website at

http://www.northwestsavingsbank.com.  Amendments to and waivers from the Code of Ethics with respect to directors and executive officers will also be disclosed on our website.

Audit Committee Report

The Audit Committee has issued a report that states as follows:

•                                          we have reviewed and discussed with management and the independent registered public accounting firm our audited consolidated financial statements for the year ended December 31, 2013;

•                                          we have discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16; and

•                                          we have received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and have discussed with the independent registered public accounting firm their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the Securities and Exchange Commission.

This report has been provided by the Audit Committee, which consists of Directors Bauer (Chairman), Carr, Fannin, King, Long, McDowell, McKnight, Meegan, Probst and Tredway.

Section 16(a) Beneficial Ownership Reporting Compliance

Our common stock is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934.  The officers and directors of Northwest Bancshares, Inc. and beneficial owners of greater than 10% of our shares of common stock (“10% beneficial owners”) are required to file reports on Forms 3, 4 and 5 with the Securities and Exchange Commission disclosing beneficial ownership and changes in beneficial ownership.  Securities and Exchange Commission rules require disclosure in our Proxy Statement and Annual Report on Form 10-K of the failure of an officer, director or 10% beneficial owner of the shares of common stock to file a Form 3, 4 or 5 on a timely basis.  Based on our review of such ownership reports, we believe that no officer, director or 10% beneficial owner of Northwest Bancshares, Inc. failed to file such ownership reports on a timely basis for the year ended December 31, 2013.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee determines the salaries to be paid each year to the Chief Executive Officer and those executive officers who report directly to the Chief Executive Officer.  The Compensation Committee currently consists of Directors Carr, who serves as Chairman, Bauer, Fannin, King, Long, McDowell, McKnight, Meegan, Probst and Tredway.  None of these individuals was an officer or employee of Northwest Bancshares, Inc. during the year ended December 31, 2013, or is a former officer of Northwest Bancshares, Inc.  None of the members of the Compensation Committee had any relationship requiring disclosure under “—Transactions with Certain Related Persons.”

During the year ended December 31, 2013, (i) no executive officer of Northwest Bancshares, Inc. served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation Committee of Northwest Bancshares, Inc.; (ii) no executive officer of Northwest Bancshares, Inc. served as a director of another entity, one of whose executive officers served on the Compensation Committee of Northwest Bancshares, Inc.; and (iii) no executive officer of Northwest Bancshares, Inc. served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of Northwest Bancshares, Inc.

Compensation Committee Report

The Compensation Committee has issued a report that states that it has reviewed and discussed the section entitled “Compensation Discussion and Analysis” with management.  Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in our Proxy Statement.

This report has been provided by the Compensation Committee, which consists of Directors Carr (Chairman), Bauer, Fannin, King, Long, McDowell, McKnight, Meegan, Probst and Tredway.

Compensation Discussion and Analysis

Executive Summary.  As discussed in greater detail below, our compensation program is specifically designed to provide executives with competitive compensation packages that include elements of both reward and retention.  The Compensation Committee routinely reviews our compensation practices to remain market competitive and to ensure that these practices are aligned with our compensation philosophy, regulatory requirements and evolving best practices.  Key highlights of our program include:

•                                          All members of the Compensation Committee and all of the Committee’s compensation advisers are independent, which ensures that all aspects of the compensation decision-making process is free from conflicts of interest;

•                                          We have adopted a clawback policy for bonuses paid to Named Executive Officers under our Management Bonus Plan, which mitigates risk-taking behavior;

•                                          The Compensation Committee has reviewed all incentive compensation programs with respect to risk-taking behavior, which ensures that the safety and soundness of Northwest Bancshares, Inc. is paramount to all compensation incentives;

•                                          A meaningful portion of our named executive officers’ compensation is in the form of short and long-term performance-based pay, which reinforces our pay-for-performance philosophy;

•                                          Compensation packages for named executive officers include an appropriate mix of fixed and variable pay, which provides executives with both reward and retention incentives; and

•                                          We have limited perquisites.

Compensation Philosophy.  The Compensation Committee has the responsibility for establishing, implementing and monitoring adherence with our overall employee compensation philosophy.  The Compensation Committee’s goal is to ensure that the total compensation paid to all employees, including executive officers, is fair, reasonable and competitive.  In this regard, the Compensation Committee has adopted a framework for our compensation program that is intended to:

•                                          provide a total compensation program that is aligned with the interests of our stockholders;

•                                          attract and retain talent needed to successfully perform in a competitive market;

•                                          assist in balancing the competing needs of external competitiveness, internal consistency, organizational economics, management flexibility, ease of understanding and simplicity of administration;

•                                          ensure all employees (including executive officers) receive rewards based on performance and value added to the organization in an environment built on shared leadership; and

•                                          use long-term equity programs to motivate and reward performance that increases our market value over time, align senior management interests with the organization’s strategic business objectives and provide a retention incentive.

At least four times a year, the Compensation Committee meets to review various aspects of our programs with the assistance of our Chief Human Resources Officer.  These reviews are intended to assure:

•                                          the framework for executive officer compensation supports our business strategy and corporate compensation philosophy;

•                                          the overall compensation package, including the mix of base salary, annual cash bonuses, equity awards and benefits is competitive; and

•                                          the overall program is aligned with stockholders’ interests.

Senior management cash compensation is calculated from competitive peer group information to determine base salary and annual cash bonus levels.  Cash compensation levels for all positions are established with a goal that the total cash compensation paid for a position will approximate the market median (50th percentile) for fully qualified and experienced employees.  See “—Market Comparisons.”  Market cash compensation is developed using national and/or regional financial industry data for executives and other management employees, and national, as well as regional and/or local pay practices for other employees.  Based on the work location, a salary differential may be used if dictated by the local market.

Compensation Program.  Compensation paid to our executive officers for 2013 consisted of performance-based salary, annual cash bonuses, stock option awards and restricted stock awards.  An annual cash bonus may be paid to management personnel and is directly related to our performance, with consideration given to our return on average equity, return on average tangible equity, return on average assets, growth in earnings per share, retail deposit growth as well as the performance of the individual employee.  In addition, with the Compensation Committee’s approval, employees, including executive officers, can receive a discretionary holiday bonus ranging from 2% of base compensation for employees with three or more months of service to 5% of base compensation for those with five or more years of service.  Additionally, stock benefit awards are granted to motivate and reward individual performance that increases the long-term value of our franchise and provide a retention incentive for key employees.  Approximately 286, or 13%, of our employees receive these stock benefit awards.  Executive officers participate in the same employee benefit programs generally available to all employees.  In addition, the executive officers participate in a senior management life insurance plan and Messrs. Wagner, Harvey, LaRocca and Fisher participate in a supplemental retirement plan.

Please refer to the “Summary Compensation Table” for compensation information regarding these benefits for 2013.  These benefits are aligned with our objective to attract and retain highly qualified management talent for the benefit of all of our stockholders and are considered by the Compensation Committee to be reasonable when compared to industry averages.

Market Comparisons.  In determining Named Executive Officer compensation, we use market information which is supported by survey data from McLagan, as well as a peer group.  We establish compensation targets for all of our employees so that their total cash compensation opportunity would approximate the market median (50th percentile) for fully qualified and experienced employees.  For the year ended December 31, 2013, we used financial services survey data from McLagan, a nationally recognized compensation consulting firm, in reviewing compensation for all employees, including executive officers.  Three additional surveys, prepared by nationally recognized firms Compdata, Crowe Horwath and IOMA, were used to corroborate the findings from the McLagan survey, but were not used to provide benchmarks with respect to Named Executive Officer compensation.

McLagan, a nationally recognized compensation consulting firm, was utilized by Northwest Bancshares, Inc. based on their comprehensive set of reports within the financial services industry.  McLagan provides complete compensation coverage for each job position in the financial services industry by extensive analysis of salaries, incentive eligible positions, incentive amounts with regard to base salaries, and total cash compensation. In addition, analysis by company size and geographic location is performed and categorized by jobs based on levels of responsibility and experience.

The McLagan survey data is based on the following group of companies primarily in the financial services industry.  We do not select the companies used by McLagan.  Instead, these are the companies that respond to McLagan as part of their survey.

1st Constitution Bancorp	F&M Bank	MidFirst Bank
AgStar Financial Services	Farmers National Bank of Emlenton	Minnwest Corporation
Alliant Credit Union	Farmington Bank	MutualBank NASA Federal Credit Union
Aloha Pacific Federal Credit Union	First Advantage Bancorp	National Bank & Trust Company of Sycamore
Alpine Bank	First Bank	National Bank Of Kansas City
American Business Bank	First Bank Financial Centre	National Penn Bank
American National Bank of Texas	First Business Financial Services	Naugatuck Valley Savings & Loan
American Savings Bank	First Century Bank	Nicolet National Bank
AmeriFirst Bank	First Citizens National Bank	Northwest Bancshares, Inc.
Amplify Federal Credit Union	First Commonwealth Bank	Olympia Federal Savings
Anchor Bancorp, Inc.	First Community Bank	OneWest Bank
Anonymous	First Community Bank - SC	Pacific Mercantile Bancorp
Arvest Bank	First Federal Bank of Florida	Panhandle State Bank
Astoria Federal Savings	First Financial Bancorp	Patriot Bank
Atlantic Capital Bank	First Financial Bank	Peapack-Gladstone Bank
Avidia Bank	First Hawaiian Bank	Peoples Bancorp Inc.
Baltimore County Savings Bank	First Interstate BancSystem, Inc.	Pinnacle Financial Partners, Inc.
Bank First National Bank Midwest	First National Bank Alaska	PlainsCapital Corporation
Bank of Alameda	First National Bank in Sioux Falls	Popular Community Bank
Bank of Blue Valley	First National Bank of Omaha	Progress Financial Provident Bank
Bank of Hawaii	First NBC Bank	Provident Financial Services, Inc.
Bank of Manhattan	First Northern Bank of Dixon	Renasant Corporation
Bank of Marin	First Savings Bank of Perkasie	Royal Credit Union
Bank of Santa Clarita	First Scottsdale Bank	Sage Bank
Bank of the Cascades	First Security Group, Inc.	Salem Five Cents Savings Bank
Bank of the Orient	First State Bank	Sandy Spring Bank
Bank of the Pacific	First State Bank and Trust	Savings Institute Bank & Trust Company
BankWest, Inc.	First State Bank of the Florida Keys	Simplicity Bank
Baylake Bank	First Tennessee Bank/First Horizon	South Carolina Bank and Trust
Blackhawk Bank	First United Bank & Trust	SouthCrest Financial Group, Inc.
BOK Financial Corporation	FirstMerit Bank	Southwest Securities
Boston Private Financial Holdings, Inc.	Five Star Bank	Springleaf Financial Services
Brentwood Bank	Flagstar Bancorp, Inc.	Square 1 Financial, Inc.
Bridge Bank	Flushing Financial Corporation	Standard Bank and Trust Company
Bridgehampton National Bank	Fortune Bank	STAR Financial Bank
Bryn Mawr Trust Company	Franklin Federal Savings Bank	StellarOne Bank
California Bank of Commerce	Frost Bank	Sterling Savings Bank
California United Bank	Fulton Financial Corporation	Sun National Bank
Cambridge Savings Bank	Georgia’s Own Credit Union	Susquehanna Bancshares, Inc.
Canandaigua National Bank	Great Southern Bank	Sussex Bancorp
Cathay General Bancorp	Greenville Savings Bank	SVB Financial Group
CenterState Bank of Florida	Guaranty Bank	Synovus Financial Corporation
Central Pacific Bank	Hampden Bank	Talmer Bancorp Inc.
Charter Bankshares	Hancock Holding Company	Territorial Savings Bank
Citizens Community Federal	Hawaii National Bank	The Cape Cod Five Cents Savings Bank

City National Bank	HawaiiUSA Federal Credit Union	The Private Bank
Clearfield Bank & Trust Company	Hawthorn Bancshares, Inc.	Think Mutual Bank
Cole Taylor Bank	Heritage Bank of Commerce	Tower Bank & Trust Company
Commerce Bank	Heritage Oaks Bank	Tri Counties Bank
Community Bank Shares of Indiana	Home Bank Home Federal Bank	Trinity Capital Corporation
Community Bank System, Inc.	HomeStreet Bank	Triumph Savings Bank
Community Trust Financial Corporation	HomeTrust Banking Partnership	Two Rivers Bank & Trust
Cornerstone Bank	iAb Financial Bank	UMB Financial Corporation
Country Club Bank	Inland Bank & Trust	Umpqua Bank
Crestmark Bank	Investors Community Bank	Union First Market Bank
CVB Financial Corporation	Ireland Bank	Union Savings Bank
Dacotah Bank	Johnson Financial Group, Inc.	United Bank - MA
Doral Bank	Kinecta Federal Credit Union	United Bankshares, Inc.
East Boston Savings Bank	Lakeland Bank	Valley National Bank
East West Bancorp, Inc.	Liberty Bank	Washington Financial Bank
Eastern Bank	Luther Burbank Savings	Washington Trust Bank
Eastman Credit Union	Manasquan Savings Bank	Washington Trust Company of Westerly
Enterprise Bank & Trust Company	Marquette Bank	Webster Bank
Equity Bank	MB Financial Bank	WesBanco, Inc.
Evans Bank	Mechanics Bank	West Coast Bank
EverBank	MetaBank	Wintrust Mortgage
Exchange Bank	Middlesex Savings Bank	Xenith Bank

We also used the following peer group in determining market compensation for our executive officers:

First Commonwealth Financial Corporation
F.N.B. Corporation
Fulton Financial Corporation
National Penn Bancshares, Inc.
S&T Bancorp, Inc.
Susquehanna Bancshares, Inc.
Community Bank Systems, Inc.

The peer group of institutions was selected due to the entities being of like size and operating in similar markets to Northwest Bancshares, Inc.

Base Salary.  All employees receive base salaries determined by the responsibilities, skills, performance, growth and relative experience related to their respective positions.  Another factor considered in base salary determination is our competitiveness of total compensation within our markets.  It is our goal for fully qualified and experienced employees’ total cash compensation to reach the market median (50th percentile) for their position.  Specifically, base salaries range between 80% and 120% of the established midpoint (market median) of a salary range.  Base salaries above target (midpoint of the salary range) will be limited to those whose performance is “distinguished” or “commendable,” which are the top two of four performance categories (“distinguished,” “commendable,” “good” and “needs improvement”).  Employees are eligible for consideration of increases to their base salary as a result of individual performance and salary adjustments for significant changes in their duties and responsibilities.  Base salaries are adjusted using a merit increase system and a performance evaluation process that consists of general rating factors. Merit increases are based on the employee’s overall performance rating by considering their salary relative to the midpoint, the time interval since the last increase and any added responsibilities since the last salary increase.  The Compensation Committee of the Board of Directors reviews and approves any salary increases for executive officers.

The market median for our named executive officers’ base salaries for the year ended December 31, 2013, and their actual base salaries, were as follows:

Executive Officer	Market Median	Actual Base Salary
William J. Wagner	$714,850	$595,125
William W. Harvey, Jr.	$333,500	$284,675
Gregory C. LaRocca	$275,600	$266,700
Steven G. Fisher	$333,500	$284,675
Timothy A. Huber	$275,600	$235,275

Increases in base salaries for our named executive officers were based upon their position within their salary range and receiving the following performance ratings:  Mr. Wagner - distinguished; Mr. Harvey - distinguished; Mr. LaRocca - distinguished; Mr. Fisher - distinguished; and Mr. Huber — distinguished.

Annual Cash Incentive.  We provide performance-based cash incentive awards to over 490 eligible management personnel, including executive officers, under the Management Bonus Plan.  Cash incentives are used to motivate and reward achievement of corporate and individual performance objectives, while allowing for control of discretionary compensation expenses.  Funding for the Management Bonus Plan is based on an assessment of our actual performance relative to the Compensation Committee’s pre-established financial performance levels based on a combination of financial factors.  For the year ended December 31, 2013, these factors were:  return on average assets, return on average equity, return on average tangible equity, growth in earnings per share and retail deposit growth.  After the conclusion of the fiscal year, the Chief Executive Officer may suggest that the Compensation Committee consider additional adjustments to discretionary cash incentive awards that fall in line with the long-term advancement of our strategic initiatives.  Furthermore, in a business environment where people make the difference, we may consider industry trends for recruitment and retention in determining the level of cash incentives for our professional personnel.

The Management Bonus Plan sets forth five levels of corporate performance targets, with the lowest level (Level 1) resulting in cash incentive payments to the Named Executive Officers in amounts ranging from no bonus to 10% of base salary, and the highest level (Level 5) resulting in cash incentive payments up to 30% of base salary. The performance targets for Levels 1, 3 and 5, which could result in maximum cash incentive payments of 10%, 20% and 30% of base salary, respectively, are as follows:

Bonus Level Under Management Bonus Plan
	Level 1 (10% of Base Salary)	Level 3 (20% of Base Salary)	Level 5 (30% of Base Salary)
Performance Measure
Return on Average Assets	0.70% to 0.79%	0.90% to 0.99%	Greater than 1.09%
Return on Average Equity	5.00% to 6.99%	9.00% to 9.99%	Greater than 10.99%
Return on Average Tangible Equity	6.00% to 7.99%	10.00% to 11.99%	Greater than 12.99%
Percentage Growth in Earnings Per Share	8.00% to 8.99%	10.00% to 10.99%	Greater than 11.99%
Retail Deposit Growth	1.00% to 1.99%	3.00% to 3.99%	Greater than 4.99%

The target level for bonuses for our named executive officers’ for the year ended December 31, 2013 (level 3 in the table, above), and their actual bonuses, were as follows:

Executive Officer	Target Bonus (Level 3)	Actual Bonus (Level 1)
William J. Wagner	$119,000	$59,500
William W. Harvey, Jr.	$57,000	$28,500
Gregory C. LaRocca	$53,400	$26,700
Steven G. Fisher	$57,000	$28,500
Timothy A. Huber	$47,000	$23,500

The Compensation Committee has discretion under the Management Bonus Plan to make adjustments to the overall performance level achieved to include or exclude the effect of extraordinary, unusual or non-recurring items, changes in tax or accounting rules or the effect of mergers or acquisitions.  For the year ended December 31, 2013, the Compensation Committee excluded a $3.5 million gain, after tax, on the sale of equity securities when determining the results of the performance measures.

For 2013, operating results (actual results and adjusted for the above-noted items) were as follows:

	Actual Result	Level	Adjusted Result	Level
Performance Measure
Return on Average Assets	0.84%	2	0.80%	2
Return on Average Equity	5.88%	1	5.57%	1
Return on Average Tangible Equity	6.97%	1	6.60%	1
Percentage Growth in Earnings Per Share	8.82%	1	2.94%	—
Retail Deposit Growth	3.17%	3	3.17%	3

Based on the performance measurements reviewed, without assigning any specific weightings to any one factor, and taking into consideration other factors not reflected in these measurements, such as the lifting of the consent order by the FDIC, the Compensation Committee determined, on a discretionary basis, that the management bonus should be paid at Level 1 (maximum of 10% of base salary) for all named executive officers.

As a condition to receiving an annual performance-based cash incentive award, our executive officers agree that any award is subject to recovery by us if the executive’s actions during that fiscal year that resulted in payment of the award are deemed by the Board of Directors to be illegal, unsafe or unsound or resulted in an elevated risk profile beyond the tolerances established by the Board of Directors.

Long-Term Stock-Based Compensation.  The purpose of our 2008 Stock Option Plan and 2011 Equity Incentive Plan is to advance the interests of Northwest Bancshares, Inc. and its stockholders by providing management and outside directors, upon whose judgment, initiative and efforts the success of our business largely depends, with an additional incentive to perform in a superior manner.  The plans were designed to reward seniority as well as longevity and to attract and retain people of experience and ability.

Each of our stock benefit plans was approved by stockholders.  The intention of the Compensation Committee with respect to the 2008 Stock Option Plan and 2011 Equity Incentive Plan is to distribute a total of approximately 8,800,000 stock options (split-adjusted) and approximately 2,800,000 shares of restricted stock to key employees and directors, with all grants based upon the level of responsibility of those eligible.  The Compensation Committee determines which executives will receive stock awards as well as type, size and restrictions on the awards.  There are no further stock options available for award under the 2008 plan.

In 2013, 590,300 stock options and 270,400 shares of restricted stock were granted under the 2011 plan.  These awards vest over ten years.  The distribution from the 2011 plan represented approximately 20% of the available restricted stock awards.  Under the 2011 plan, 5,070,483 stock options and 1,077,957 shares of restricted stock remain available for grant.  It is the intention of the Compensation Committee that, under the 2011 plan, the total restricted stock awards should be distributed over a minimum of five years and the total stock option awards should be distributed over a minimum of eight years.  We do not require a minimum holding period for restricted stock awards or shares received upon the exercise of stock options.

Grants of stock awards to an individual are based primarily on the individual’s level of responsibility and their performance.  Individual performance is evaluated using certain general elements applicable to all employees, including problem solving, communication, leadership and teamwork, as well as job specific elements.  Job specific elements for measuring the individual performance of our Named Executive Officers include the individual’s contributions to our operations and performance in the following areas: Mr. Wagner — strategic and operational considerations and profitability; Mr. LaRocca — strategic and administrative considerations, trust and financial services performance and profitability; Mr. Fisher — strategic, tactical and administrative considerations and profitability; Mr. Harvey — strategic, financial records/reporting and administrative considerations, profitability and facilities and Mr. Huber — strategic and administrative considerations, retail and commercial lending performance, profitability and soundness.  These performance measures are not quantitative or otherwise measurable targets.  Rather, stock award grants are based on the named executive officer’s overall performance, which factors in how the officer performed in their areas of responsibility.  The same rating system that is used for base salary increases is used to determine grants of stock awards.  For the year ended December 31, 2013, each Named Executive Officer was granted awards under our 2011 Equity Incentive Plan based upon their “distinguished” individual performance ratings.

During the year ended December 31, 2013, under the 2011 Equity Incentive Plan, the Compensation Committee granted stock options and shares of restricted stock to employees, with different amounts given for different levels of responsibility within our organization and different performance ratings, based upon the employee’s most recent performance review.  However, the amounts of stock options and shares of restricted stock that could be received were not determined prior to the beginning of the applicable performance evaluation period.  The Chief Executive Officer was awarded 24,000 stock options and 11,250 restricted shares as a result of a “distinguished” performance rating.  Similarly, Mr. Harvey and Mr. Fisher were each awarded 14,400 stock options and 6,750 restricted shares as a result of “distinguished” performance ratings, and Mr. LaRocca and Mr. Huber were each awarded 12,480 stock options and 5,850 restricted shares as a result of “distinguished” performance ratings.

The Compensation Committee would have granted to the Named Executive Officers 50% fewer awards for a “commendable” rating and no awards had any of these individuals received lower performance ratings.

Employment Agreements.  We have entered into employment agreements with certain executive officers, including each of our Named Executive Officers.  These agreements are designed to give us the ability to retain the services of the designated executives while reducing, to the extent possible, unnecessary disruptions to our operations.  The agreements are for a three-year period, are reviewed for renewal annually by the Compensation Committee and provide for salary and bonus payments as well as additional post-employment benefits, primarily health benefits, under certain conditions, as defined in the employment agreements.  The employment agreements were negotiated directly with and recommended for approval by, the Compensation Committee.  The Compensation Committee believes such agreements are common and necessary to retain executive talent.  For a discussion of these agreements and the payments that would be received by the Named Executive Officers under certain scenarios with respect to these agreements, see “Employment Agreements.”

Retirement Plans.  All of our employees, including our Named Executive Officers, are eligible to participate in our tax-qualified defined benefit plan, which is intended to provide an annual retirement benefit.  See “Defined Benefit Plan.”  We have also adopted a non-qualified supplemental executive retirement plan for the benefit of those individuals whose benefits under the defined benefit plan are limited by restrictions contained in the Internal Revenue Code.  See “—Supplemental Executive Retirement Plan.”  All of our employees who have attained age 21 are eligible to participate in our 401(k) plan.  However, one year of service and a 1,000 hour eligibility requirement must be met before becoming eligible for the company match, which is made in Northwest Bancshares, Inc. stock.  Employees may elect to diversify employer contributed matching funds in other investment options.  We provide matching contributions equal to 50% of an eligible employee’s (an employee with one year of continuous service) 401(k) plan contributions, up to 3% of the employee’s eligible compensation.  All of our employees who have attained age 21 and have completed 12 months of service during which they have worked at least 1,000 hours are also eligible to participate in our Employee Stock Ownership Plan (“ESOP”).  Allocations under the ESOP are based upon an employee’s salary in relation to the salary of all other qualified employees.

Tax and Accounting Implications.  In consultation with our advisors, we evaluate the tax and accounting treatment of each of our compensation programs at the time of adoption and on an annual basis to ensure that we understand the financial impact of the program.  Our analysis includes a detailed review of recently adopted and pending changes in tax and accounting requirements.  As part of our review, we consider modifications and/or alternatives to existing programs to take advantage of favorable changes in the tax or accounting environment or to avoid adverse consequences.  To preserve maximum flexibility in the design and implementation of our compensation program, we have not adopted a formal policy that requires all compensation to be tax deductible.  However, to the greatest extent possible, it is our intent to structure our compensation programs in a tax efficient manner.

Review of Risk Related to Compensation Policies and Procedures.  The Compensation Committee of the Board of Directors is responsible for the oversight of employee compensation policies and procedures, including the determination of whether any material risk is imposed on Northwest Bancshares, Inc. from the annual cash incentive plan, long-term stock-based compensation plan and/or employment agreements.  After reviewing the compensation policies and procedures, including the determination of whether any incentive programs encourage excessive risk taking by employees, the Compensation Committee has concluded such plans do not pose material risk to Northwest Bancshares, Inc.

Say-on-Pay.  In accordance with the rules of the Securities and Exchange Commission, at our 2013 Annual Meeting of Stockholders, we held an advisory, non-binding vote to approve the compensation of our Named Executive Officers as described in the proxy statement (commonly referred to as a “Say-on-Pay Vote”), which vote received an overwhelming majority of the votes cast in favor of the proposal.  At our 2011 annual meeting of stockholders, our stockholders recommended that we hold a “Say-on-Pay Vote on an annual basis.  Our Compensation Committee considered the recommendation of the stockholders at our 2013 Annual Meeting of Stockholders in reviewing executive compensation.  In addition, we have determined to include the Say-on-Pay Vote in our proxy materials for each annual meeting of stockholders until the next vote on the frequency of the Say-on-Pay Vote, which will occur no later than our 2017 annual meeting of stockholders.

Executive Compensation

The following table sets forth for the three years ended December 31, 2013 certain information as to the total remuneration we paid to Mr. Wagner, who serves as President and Chief Executive Officer, Mr. Harvey, who serves as Chief Financial Officer, and the three most highly compensated executive officers of Northwest Bancshares, Inc. and Northwest Savings Bank other than Messrs. Wagner and Harvey (“Named Executive Officers”).

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)(1)	Option awards ($)(2)	Change in pension value and nonqualified deferred compensation earnings ($)(3)	All other compensation ($)(4)	Total ($)
William J. Wagner, Chairman	2013	586,050	88,802	141,188	24,720	—	64,420	905,180
of the Board, President and	2012	561,089	82,654	130,950	29,520	597,726	67,121	1,469,060
Chief Executive Officer	2011	527,922	80,996	617,000	257,670	531,057	49,825	2,064,470

William W. Harvey, Jr.	2013	276,763	42,338	84,713	14,832	—	30,168	448,814
Executive Vice President-	2012	261,756	38,588	78,570	17,712	151,474	31,518	579,618
Finance and Chief Financial Officer	2011	249,276	37,964	370,200	157,690	128,662	21,745	965,537

Gregory C. LaRocca,	2013	262,986	39,849	73,418	12,854	—	37,173	426,280
Executive Vice President and	2012	255,677	37,984	68,094	15,350	276,688	37,599	691,392
Corporate Secretary	2011	248,050	37,603	320,840	140,010	236,498	28,610	1,011,611

Steven G. Fisher, Executive	2013	276,763	42,338	84,713	14,832	—	35,203	453,849
Vice President, Banking	2012	261,756	38,588	78,570	17,712	296,667	36,093	729,386
Services	2011	249,276	37,964	370,200	157,690	244,786	25,890	1,085,806

Timothy A. Huber, Executive	2013	228,737	34,937	73,418	12,854	—	30,386	380,332
Vice President, Chief Lending	2012	216,341	31,817	68,094	15,350	218,203	31,058	580,863
Officer	2011	209,092	31,425	320,840	140,010	216,000	22,061	939,428

(footnotes on following page)

Amounts included in the “Stock awards” column for the years ended December 31, 2013, 2012 and 2011 represent grants under our 2011 Equity Incentive Plan.  Amounts related to stock awards and option awards are reported in the table above pursuant to applicable Securities and Exchange Commission regulations that require that we report the full grant-date fair value of grants in the year in which such grants are made.  Because grants vest (are earned) at a rate of 10% per year, the amounts actually vested and recognized as income on Form W-2 for Messrs. Wagner, Harvey, LaRocca, Fisher and Huber were $14,209, $8,471, $7,342, $8,471 and $7,342, respectively, for the year ended December 31, 2013, $13,095, $7,857, $6,809, $7,857 and $6,809, respectively, for the year ended December 31, 2012 and $61,700, $37,020, $32,084, $37,020 and $32,084, respectively, for the year ended December 31, 2011.  Amounts included in the “Option awards” column represent grants under our stock option plans.  Stock option grants are not treated as taxable income in the year of grant, so for the years ended December 31, 2013, 2012 and 2011, the economic value of compensation related to the award of stock options as reported to the Internal Revenue Service on Form W-2 for income tax purposes was $0.  Amounts included in the “Change in pension value and nonqualified deferred compensation earnings” column reflect increases in the estimated present value of future benefits under our pension plans.  Significant changes in these amounts in recent years were primarily caused by changes in market interest rates.

(footnotes from previous page)

(1)         Reflects the aggregate grant date fair value of restricted stock awards granted during the applicable year.  The assumptions used in the valuation of these awards are included in Notes 1(o) and 15(d) to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission.

(2)         Reflects the aggregate grant date fair value of option awards granted during the applicable year.  The value is the amount recognized for financial statement reporting purposes in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718.  The assumptions used in the valuation of these awards are included in Notes 1(o) and 15(e) to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission.

(3)        Reflects change in pension value only.  For the year ended December 31, 2013, Messrs. Wagner, Harvey, LaRocca, Fisher and Huber had decreases in pension value of $85,617, $53,187, $11,758, $64,812 and $51,112, respectively.  Applicable Securities and Exchange Commission regulations require that we not reflect such negative values in the summary compensation table.

(4)         The compensation represented by the amounts for 2013 set forth in the All Other Compensation column for the Named Executive Officers is detailed in the following table.

Name	Company Contributions to Qualified Defined Contribution Plan ($)(a)	Company Paid Life Insurance Premiums ($)(b)	Restricted Stock Dividends ($)(c)	Total All Other Compensation ($)
William J. Wagner	12,163	26,154	26,103	64,420
William W. Harvey, Jr.	12,163	2,343	15,662	30,168
Gregory C. LaRocca	12,163	11,437	13,573	37,173
Steven G. Fisher	12,163	7,378	15,662	35,203
Timothy A. Huber	10,909	5,904	13,573	30,386

(a)         Reflects contributions to qualified defined contribution plans, both 401(k) and ESOP.  Northwest Savings Bank makes matching contributions equal to 50% of the employee’s 401(k) contributions, up to 3% of the employee’s eligible compensation.  For the year ended December 31, 2013, Northwest Bancshares, Inc. made a contribution of 126,280 shares of common stock (valued at $1,866,418) to the ESOP.  Mr. Wagner received an allocation of $4,512; Mr. Harvey received an allocation of $4,512; Mr. LaRocca received an allocation of $4,512; Mr. Fisher received an allocation of $4,512; and Mr. Huber received an allocation of $4,047.

(b)         Reflects excess premiums and/or payments for life insurance reported as taxable compensation on the Named Executive Officer’s Form W-2.

(c)          Reflects dividends on shares of unvested restricted common stock, which are reported as taxable compensation on the Named Executive Officer’s Form W-2.

Amounts listed above in the “Salary” column are paid pursuant to employment agreements with the Named Executive Officers.  See “Employment Agreements.”  Amounts listed in the “Bonus” column reflect a discretionary holiday bonus approved by the Compensation Committee and distributed to all employees calculated on a five-year vesting schedule.  Distribution ranges vary from 0% to 5% of base pay. Named Executive Officers received bonuses equal to 5% of base pay for the year ended December 31, 2013 due to their years of service.  Amounts listed in the “Bonus” column also reflect discretionary bonuses paid by the Compensation Committee under the Management Bonus Plan.  See “Compensation Discussion and Analysis—Annual Cash Incentive.”  Amounts listed in the “Change in pension value and nonqualified deferred compensation earnings” column reflect the aggregate year-to-year change in the actuarial present value of the Named Executive Officer’s accrued pension benefit under all qualified and non-qualified defined benefit plans based on the assumptions used for FASB ASC 715 at each measurement date. As such, the change reflects changes in value due to an increase or decrease in the FASB ASC 715 discount rate as well as changes due to the accrual of plan benefits.

Plan-Based Awards.  The following table sets forth for the year ended December 31, 2013 certain information as to grants of plan-based awards for the Named Executive Officers.

GRANTS OF PLAN-BASED AWARDS FOR THE YEAR ENDED DECEMBER 31, 2013

		Estimated future payouts under equity-incentive plan awards			All other stock awards: number	All other option awards: number of securities	Exercise or base price of option	Closing Market Price on	Grant Date Fair Value of Stock
Name	Grant date	Threshold (#)	Target (#)	Maximum (#)	of shares or units (#)	underlying options (#)	awards ($/Sh)	Date of Grant	and Option Awards ($)
William J. Wagner	May 15, 2013	12,000	24,000	24,000	—	24,000	12.44	12.55	24,720
	May 15, 2013	5,625	11,250	11,250	11,250	—	—	12.55	141,188

William W. Harvey, Jr.	May 15, 2013	7,200	14,400	14,400	—	14,400	12.44	12.55	14,832
	May 15, 2013	3,375	6,750	6,750	6,750	—	—	12.55	84,713

Gregory C. LaRocca	May 15, 2013	6,240	12,480	12,480	—	12,480	12.44	12.55	12,854
	May 15, 2013	2,925	5,850	5,850	5,850	—	—	12.55	73,418

Steven G. Fisher	May 15, 2013	7,200	14,400	14,400	—	14,400	12.44	12.55	14,832
	May 15, 2013	3,375	6,750	6,750	6,750	—	—	12.55	84,713

Timothy A. Huber	May 15, 2013	6,240	12,480	12,480	—	12,480	12.44	12.55	12,854
	May 15, 2013	2,925	5,850	5,850	5,850	—	—	12.55	73,418

During the year ended December 31, 2013, stock options and shares of restricted stock were awarded under our 2011 Equity Incentive Plan.  Stock options and shares of restricted stock that are subject to time-based vesting are listed in the columns entitled “All other option awards; number of securities and underlying options” and “All other stock awards; number of shares or units.”  Awards listed under “Estimated future payouts under equity incentive plan awards” represent the amount of stock options (the first line for each Named Executive Officer) and shares of restricted stock (the second line for each Named Executive Officer) that can be earned as described in “Compensation Discussion and Analysis—Long-Term Stock-Based Compensation.”  Each award vests over ten years beginning with the date of grant.  Vesting is accelerated in the event of involuntary termination following a change in control of Northwest Savings Bank or Northwest Bancshares, Inc. and in the event of the recipient’s death, disability or normal retirement (generally, the attainment of age 65).  The exercise price of stock options is the closing price of our shares of common stock on the day before the date of grant.  For a further discussion of grants made for the year ended December 31, 2013, see “Compensation Discussion and Analysis—Long-Term Stock-Based Compensation.”

Outstanding Equity Awards at Year End.  The following table sets forth information with respect to outstanding equity awards as of December 31, 2013 for the Named Executive Officers.  Information has been adjusted to reflect the 2.25-for-one stock split in connection with Northwest Bancorp, MHC’s mutual-to-stock conversion, which occurred in December 2009.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2013

	Option awards						Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
William J. Wagner	24,750	—		—	11.33	12/15/14	54,125	799,968	—	—
	21,375	—		—	10.19	01/19/15
	21,375	—		—	9.86	01/18/16
	21,375	—		—	11.51	01/17/17
	21,375	—		—	11.12	01/16/18
	15,268	6,107	(1)	—	9.79	11/19/18
	12,215	9,160	(2)	—	7.48	02/18/19
	8,144	10,856	(3)	—	11.49	01/20/20
	5,430	13,570	(4)	—	12.12	01/19/21
	30,000	70,000	(5)	—	12.32	05/18/21
	4,800	19,200	(6)	—	11.70	05/23/22
	2,400	21,600	(7)	—	12.44	05/15/23

William W. Harvey, Jr.	9,163	—		—	11.33	12/15/14	32,475	479,981	—	—
	12,937	—		—	10.19	01/19/15
	12,937	—		—	9.86	01/18/16
	12,937	—		—	11.51	01/17/17
	12,937	—		—	11.12	01/16/18
	9,243	3,694	(1)	—	9.79	11/19/18
	7,396	5,541	(2)	—	7.48	02/18/19
	5,572	7,428	(3)	—	11.49	01/20/20
	3,715	9,285	(4)	—	12.12	01/19/21
	18,000	42,000	(5)	—	12.32	05/18/21
	2,880	11,520	(6)	—	11.70	05/23/22
	1,440	12,960	(7)	—	12.44	05/15/23

Gregory C. LaRocca	11,475	—		—	11.33	12/15/14	28,145	415,983	—	—
	10,125	—		—	10.19	01/19/15
	10,125	—		—	9.86	01/18/16
	12,937	—		—	11.51	01/17/17
	12,937	—		—	11.12	01/16/18
	9,243	3,694	(1)	—	9.79	11/19/18
	7,396	5,541	(2)	—	7.48	02/18/19
	5,572	7,428	(3)	—	11.49	01/20/20
	3,715	9,285	(4)	—	12.12	01/19/21
	15,600	36,400	(5)	—	12.32	05/18/21
	2,496	9,984	(6)	—	11.70	05/23/22
	1,248	11,232	(7)	—	12.44	05/15/23

(footnotes begin on following page)

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2013

	Option awards						Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Steven G. Fisher	10,125	—		—	10.19	01/19/15	32,475	479,981	—	—
	10,125	—		—	9.86	01/18/16
	12,937	—		—	11.51	01/17/17
	12,937			—	11.12	01/16/18
	9,243	3,694	(1)	—	9.79	11/19/18
	7,396	5,541	(2)	—	7.48	02/18/19
	5,572	7,428	(3)	—	11.49	01/20/20
	3,715	9,285	(4)	—	12.12	01/19/21
	18,000	42,000	(5)	—	12.32	05/18/21
	2,886	11,520	(6)	—	11.70	05/23/22
	1,440	12,960	(7)	—	12.44	05/15/23

Timothy A. Huber	11,475	—		—	11.33	12/15/14	28,145	415,983	—	—
	10,125	—		—	10.19	01/19/15
	10,125	—		—	9.86	01/18/16
	10,125	—		—	11.51	01/17/17
	10,125	—		—	11.12	01/16/18
	7,235	2,890	(1)	—	9.79	11/19/18
	5,787	4,338	(2)	—	7.48	02/18/19
	5,572	7,428	(3)	—	11.49	01/20/20
	3,715	9,285	(4)	—	12.12	01/19/21
	15,600	36,400	(5)	—	12.32	05/18/21
	2,496	9,984	(6)	—	11.70	05/23/22
	1,248	11,232	(7)	—	12.44	05/15/23

(1)         Remaining unexercisable options will vest equally on November 19, 2014 and 2015.

(2)         Remaining unexercisable options will vest equally on February 18, 2014, 2015 and 2016.

(3)         Remaining unexercisable options will vest equally on January 20, 2014, 2015, 2016 and 2017.

(4)         Remaining unexercisable options will vest equally on January 19, 2014, 2015, 2016, 2017 and 2018.

(5)         Remaining unexercisable options will vest equally on May 18, 2014, 2015, 2016, 2017, 2018, 2019 and 2020.

(6)         Remaining unexercisable options will vest equally on May 23, 2014, 2015, 2016, 2017, 2018, 2019, 2020 and 2021.

(7)         Remaining unexercisable options will vest equally on May 15, 2014, 2015, 2016, 2017, 2018, 2019, 2020, 2021 and 2022.

Option Exercises and Stock Vested.  The following table sets forth information with respect to option exercises and stock that vested during the year ended December 31, 2013 for the Named Executive Officers.  Information has been adjusted to reflect the 2.25-for-one stock split in connection with Northwest Bancorp, MHC’s mutual-to-stock conversion, which occurred in December 2009.

OPTION EXERCISES AND STOCK VESTED FOR THE YEAR ENDED

DECEMBER 31, 2013

	Option awards			Stock awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)		Number of shares acquired on vesting (#)	Value realized on vesting ($)
William J. Wagner	24,750	163,845	(4)	5,000	63,600	(1)
				1,125	14,209	(2)
				1,125	14,119	(3)

William W. Harvey, Jr.	11,475	60,932	(5)	3,000	38,160	(1)
	6,070	10,072	(6)	675	8,525	(2)
	11,475	32,819	(7)	675	8,471	(3)

Gregory C. LaRocca	11,475	59,211	(8)	2,600	33,072	(1)
				585	7,389	(2)
				585	7,342	(3)

Steven G. Fisher	11,475	32,819	(9)	3,000	38,160	(1)
				675	8,525	(2)
				675	8,471	(3)

Timothy A. Huber	9,180	46,267	(10)	2,600	33,072	(1)
				585	7,389	(2)
				585	7,342	(3)

(1)         Based on the $12.72 per share trading price of our common stock on May 18, 2013.

(2)         Based on the $12.63 per share trading price of our common stock on May 23, 2013.

(3)         Based on the $12.55 per share trading price of our common stock on May 15, 2013.

(4)         Based on the difference between the $13.99 per share trading price on August 1, 2013 and the exercise price of $7.37.

(5)         Based on the difference between the $12.68 per share trading price on February 20, 2013 and the exercise price of $7.37.

(6)         Based on the difference between the $14.19 per share trading price on July 24, 2013 and the exercise price of $12.68.

(7)         Based on the difference between the $14.19 per share trading price on July 24, 2013 and the exercise price of $11.33.

(8)         Based on the difference between the $12.53 per share trading price on April 24, 2013 and the exercise price of $7.37.

(9)         Based on the difference between the $14.19 per share trading price on July 24, 2013 and the exercise price of $11.33.

(10)  Based on the difference between the $12.41 per share trading price on March 12, 2013 and the exercise price of $7.37.

Pension Benefits.  The following table sets forth information with respect to pension benefits at and for the year ended December 31, 2013 for the Named Executive Officers.  See “—Defined Benefit Plan” and “—Supplemental Executive Retirement Plan” for a discussion of the plans referenced in this table.

PENSION BENEFITS AT AND FOR THE YEAR ENDED DECEMBER 31, 2013

Name	Plan name	Number of years credited service (#)	Present value of accumulated benefit ($)	Payments during last fiscal year ($)
William J. Wagner	Northwest Savings Bank Pension Plan	30	1,209,836	—
	Northwest Savings Bank Non-Qualified Supplemental Retirement Plan	30	1,484,263	—

William W. Harvey, Jr.	Northwest Savings Bank Pension Plan	18	400,404	—
	Northwest Savings Bank Non-Qualified Supplemental Retirement Plan	18	7,174

Gregory C. LaRocca	Northwest Savings Bank Pension Plan	28	1,129,129	—
	Northwest Savings Bank Non-Qualified Supplemental Retirement Plan	28	9,389

Steven G. Fisher	Northwest Savings Bank Pension Plan	30	979,849	—
	Northwest Savings Bank Non-Qualified Supplemental Retirement Plan	30	16,468

Timothy A. Huber	Northwest Savings Bank Pension Plan	29	780,529	—

Nonqualified Deferred Compensation.  The following table sets forth information with respect to defined contribution and other nonqualified deferred compensation plans at and for the year ended December 31, 2013 for the Named Executive Officers.

NONQUALIFIED DEFERRED COMPENSATION AT AND FOR THE YEAR ENDED DECEMBER 31, 2013

Name	Executive contributions in last fiscal year ($)	Registrant contributions in last fiscal year ($)		Aggregate earnings in last fiscal year ($)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last fiscal year end ($)
William J. Wagner	—	151	(1)	—	—	19,264	(1)

William W. Harvey, Jr.	—	—		—	—	—

Gregory C. LaRocca	—	—		—	—	—

Steven G. Fisher	—	—		—	—	—

Timothy A. Huber	—	—		—	—	—

(1)         Amounts listed as earnings and included in the aggregate balance at last fiscal year end have not been reported as compensation in Summary Compensation Tables because the earnings are not “above market.”

Effective December 31, 2005, Northwest Savings Bank suspended the Northwest Savings Bank and Affiliates Upper Managers’ Bonus Deferred Compensation Plan.  Under this plan, certain employees of Northwest Savings Bank were eligible to defer all or part of their annual management incentive bonus.  Interest is credited to a participant’s deferred compensation account at the annual earnings rate paid on Northwest Savings Bank’s five-year certificates of deposit, calculated as of the end of the preceding fiscal year.  The interest rate paid for 2013 was 0.79%.  Under this plan, participants could elect to receive either a lump-sum payment or approximately equal monthly installments over a period of up to 10 years, with payment commencing upon the earlier of specified events selected by the participant, including retirement, voluntary resignation, involuntary termination, death, disability, reaching a certain age or on a date selected by the participant. Mr. Wagner is the only Named Executive Officer who participated in this plan.

Employment Agreements

Northwest Bancshares, Inc. and Northwest Savings Bank are parties to a three-year employment agreement with William J. Wagner under which Mr. Wagner serves as President and Chief Executive Officer and as a director of Northwest Bancshares, Inc. and Northwest Savings Bank.  On each anniversary date the contract renews for an additional year, and if it is not renewed it expires 36 months following the anniversary date.  Under the agreement, Mr. Wagner’s base salary ($595,125, effective July 1, 2013) is reviewed annually and may be increased but not decreased.  In the event Northwest Bancshares, Inc. or Northwest Savings Bank terminates Mr. Wagner’s employment for reasons other than for “cause” (as defined below), or if Mr. Wagner resigns following a “change of control” (as defined below), or if Mr. Wagner resigns due to “good reason” (as defined below), Northwest Bancshares, Inc. or Northwest Savings Bank will pay Mr. Wagner severance pay equal to:

(i)                                     three times the sum of his highest rate of base salary, plus his highest rate of cash bonus paid during the prior three years, and

(ii)                                  continuation of life, health and dental coverage for 36 months from the date of termination, unless Mr. Wagner obtains similar benefits from his new employer.

To the extent necessary in order to avoid penalties under Section 409A of the Internal Revenue Code, the base salary and bonus amount shall be paid in a lump sum on the first day of the seventh month following the date of termination and no contributions shall be made by Northwest Bancshares, Inc. or Northwest Savings Bank to the life, health and dental coverage until the first day of the seventh month following termination of employment.  The agreement contains a one-year non-compete provision which restricts Mr. Wagner from competing with Northwest Bancshares, Inc. or Northwest Savings Bank following a termination of employment within 100 miles of any existing office or branch of Northwest Bancshares, Inc. or Northwest Savings Bank or location for which regulatory approval is pending for an office or branch.

Northwest Bancshares, Inc. and Northwest Savings Bank and Messrs. LaRocca, Harvey, Fisher and Huber (the “executives”) are each a party to a three-year employment agreement under which the executives serve as executive officers of Northwest Bancshares, Inc. or Northwest Savings Bank.  On each anniversary date the contract renews for an additional year, and if it is not renewed it expires 36 months following such anniversary date.  Under the agreement, each of the executive’s current base salary is reviewed annually and may be increased but not decreased.  As of July 1, 2013, Mr. LaRocca’s base salary was $266,700; Mr. Harvey’s base salary was $284,675; Mr. Fisher’s base salary was $284,675 and Mr. Huber’s base salary was $235,275.  In the event Northwest Bancshares, Inc. or Northwest Savings Bank terminates the executive’s employment for reasons other than for “cause” (as defined below), or if the executive resigns following a “change of control” (as defined below), or if the executive resigns due to “good reason” (as defined below), Northwest Bancshares, Inc. or Northwest Savings Bank will pay the executive severance pay equal to three times the executive’s highest rate of base salary paid to him during the prior three years and a pro rata distribution under any incentive compensation or bonus plan for the year in which the executive’s employment is terminated for reasons other than for “cause” (as defined below).  Northwest Savings Bank would also continue the executive’s life, medical and dental coverage for 36 months from the date of termination, unless the executive obtains similar benefits from his new employer.  To the extent necessary in order to avoid penalties under Internal Revenue Code Section 409A, the base salary and bonus amount shall be paid in a lump sum on the first day of the seventh month following the date of termination and no contributions shall be made by Northwest Bancshares, Inc. or Northwest Savings Bank to the life, health and dental coverage until the first day of the seventh month following termination of employment.  The employment agreement contains a two-year non-compete provision which restricts the executives from competing with Northwest Bancshares, Inc. or Northwest Savings Bank following termination of employment within 100 miles of any existing office or branch of Northwest Bancshares, Inc. or Northwest Savings Bank or location for which regulatory approval is pending for an office or branch.

The following provisions apply to all of the employment agreements.  If the executive’s employment is terminated for “cause” (as defined below), no further compensation or benefits shall be paid under the employment agreement and all unvested stock options  and unvested restricted stock awarded to the executive, as well as all unexercised stock options, shall be immediately forfeited.  Any payments to the executive would be reduced, if necessary, so as not to be an “excess parachute payment” as defined by Internal Revenue Code Section 280G (relating to payments made in connection with a change in control).  If the executive becomes disabled (within the meaning of Internal Revenue Code Section 409A), Northwest Savings Bank may terminate the employment agreement but will pay the executive his then-current base salary for the longer of the remaining term of the agreement or one year, reduced by the amount of any disability insurance, workers’ compensation or social security benefits paid to the executive.  If the executive dies during the term of the agreement, Northwest Savings Bank shall continue to pay his then-current base salary for one year and shall provide life, medical and dental benefits for the executive’s family for three years after the executive’s death, at generally the same level as Northwest Savings Bank was providing such benefits at the time of the executive’s death.  During the employment term and thereafter, the executive shall be indemnified and covered under a standard directors’ and officers’ liability insurance policy provided by Northwest Bancshares, Inc. or Northwest Savings Bank against all expenses and liabilities reasonably incurred in connection with or arising out of any action in which the executive may be involved by reason of his having been a director or officer of Northwest Bancshares, Inc. or Northwest Savings Bank, including judgments, court costs, attorneys fees and settlements approved by the board of directors.  However, such indemnification does not apply to matters where the executive is adjudged liable for willful misconduct in performing his duties.  All payments under any of the employment agreements will be made by Northwest Savings Bank, but if not timely paid, Northwest Bancshares, Inc. shall make such payments.  The employment agreements are binding on successors to Northwest Bancshares, Inc. and Northwest Savings Bank.

The following definitions apply to all of the employment agreements.

Termination for “cause” means termination because of the executive’s personal dishonesty, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order or other material breach of any provision of the employment agreement.  In determining incompetence, the acts or omissions are measured against standards generally prevailing in the savings institutions industry.  No act or failure to act shall be considered “willful” unless done or omitted to be done by the executive not in good faith and without reasonable belief that the executive’s action or omission was in the best interest of Northwest Bancshares, Inc. or Northwest Savings Bank.

Termination for “good reason” means an executive’s voluntary resignation, upon not less than 120 days advance written notice given no later than 12 months after the occurrence of any of the following events:

(i)                                     reduction in the executive’s base salary or benefits and perquisites, other than a general reduction that applies to all executives, unless such reduction is coincident with or following a “change in control” (as defined below);

(ii)                                  in the case of Mr. Wagner, failure to re-elect, re-appoint or re-nominate him to his position as President and Chief Executive Officer and as director of Northwest Bancshares, Inc. and Northwest Savings Bank or a change in Mr. Wagner’s function, duties or responsibilities which would cause his position to become one of lesser responsibility, importance or scope;

(iii)                               in the case of the other executives, reduction in their duties, responsibilities or status, such that there is a reduction in the executive’s pay grade level in effect on the date of the employment agreement of more than three levels (in accordance with Northwest Savings Bank’s normal personnel practices, as circulated annually to officers of Northwest Savings Bank);

(iv)                              a relocation of the executive’s principal place of employment by more than 30 miles;

(v)                                 liquidation or dissolution of Northwest Bancshares, Inc. or Northwest Savings Bank other than reorganizations that do not affect the status of the executive; or

(vi)                              breach of the employment agreement by Northwest Bancshares, Inc. or Northwest Savings Bank.

“Change in control” means a change in control of a nature that:

(i)                                           would be required to be reported in response to Item 1(a) of Form 8-K, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”);

(ii)                                        results in a change in control of Northwest Bancshares, Inc. or Northwest Savings Bank within the meaning of the Bank Holding Company Act, as amended, and the applicable rules and regulations thereunder; or

(iii)                                     a change in control shall be deemed to have occurred at such time as:

(a)                                 any “person” (as defined in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Northwest Bancshares, Inc. representing 25% or more of the combined voting power of Northwest Bancshares, Inc.’s outstanding securities except for any securities purchased by Northwest Savings Bank’s employee stock ownership plan or trust;

(b)                                 individuals who constitute the board of directors on the effective date of the employment agreement (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date of the employment agreement whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by Northwest Bancshares, Inc.’s stockholders was approved by the same nominating committee serving under the Incumbent Board, shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board;

(c)                                  a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of Northwest Bancshares, Inc. or Northwest Savings Bank or similar transaction in which Northwest Bancshares, Inc. or Northwest Savings Bank is not the surviving institution occurs;

(d)                                 a proxy statement soliciting proxies from stockholders of Northwest Bancshares, Inc., by someone other than the current management of Northwest Bancshares, Inc., seeking stockholder approval of a plan of reorganization, merger or consolidation of Northwest Bancshares, Inc. or similar transaction with one or more corporations or financial institutions, and as a result of such proxy solicitation, a plan of reorganization, merger or consolidation or similar transaction involving Northwest Bancshares, Inc. is approved by Northwest Bancshares, Inc.’s board of directors or the requisite vote of Northwest Bancshares, Inc.’s stockholders; or

(e)                                  a tender offer is made for 25% or more of the voting securities of Northwest Bancshares, Inc. and the stockholders owning beneficially or of record 25% or more of the outstanding securities of Northwest Bancshares, Inc. have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offeror.

Potential Payments to Named Executive Officers

The following tables show potential payments that would be made to the Named Executive Officers upon specified events, assuming such events occurred on December 31, 2013, pursuant to each individual’s employment agreement, pursuant to stock benefits that have been granted under our equity incentive plans and pursuant to our policies with respect to health care and other benefits continuation.  All of the payments are subject to reduction under Section 280G of the Internal Revenue Code, and the amounts set forth below have not been adjusted for such reductions.  For a discussion of additional benefits that would be paid to the Named Executive Officers upon various termination scenarios, see “—Defined Benefit Plan,” “—Supplemental Executive Retirement Plan,” and “—Life Insurance Coverage.”

William J. Wagner

Type of Benefit	Involuntary Termination or Termination for Good Reason Before Change in Control or Voluntary Termination Upon or Any Time After Change in Control	Voluntary Termination	Termination for Cause	Death	Disability	Retirement

Severance pay	$1,785,375	—	—	$595,125	$1,257,875	—

Bonus payment	$261,307	$87,102	—	$87,102	$87,102	$87,102

Stock option vesting acceleration	$451,022	$169,142	—	$451,022	$451,022	$169,142

Restricted stock vesting acceleration	$799,968	—	—	$799,968	$799,968	—

Health care and other benefits continuation	$66,964	—	—	$17,550	—	—

William W. Harvey, Jr.

Type of Benefit	Involuntary Termination or Termination for Good Reason Before Change in Control or Voluntary Termination Upon or Any Time After Change in Control	Voluntary Termination	Termination for Cause	Death	Disability	Retirement

Severance pay	$854,025	—	—	$284,675	$351,811	—

Bonus payment	$40,838	$40,838	—	$40,838	$40,838	$40,838

Stock option vesting acceleration	$277,154	—	—	$277,154	$277,154	—

Restricted stock vesting acceleration	$479,981	—	—	$479,981	$479,981	—

Health care and other benefits continuation	$53,446	—	—	$49,288	—	—

Gregory C. LaRocca

Type of Benefit	Involuntary Termination or Termination for Good Reason Before Change in Control or Voluntary Termination Upon or Any Time After Change in Control	Voluntary Termination	Termination for Cause	Death	Disability	Retirement

Severance pay	$800,100	—	—	$266,700	$327,545	—

Bonus payment	$39,149	$39,149	—	$39,149	$39,149	$39,149

Stock option vesting acceleration	$254,596	$108,019	—	$254,596	$254,596	$108,019

Restricted stock vesting acceleration	$415,983	—	—	$415,983	$415,983	—

Health care and other benefits continuation	$53,446	—	—	$17,550	—	—

Steven G. Fisher

Type of Benefit	Involuntary Termination or Termination for Good Reason Before Change in Control or Voluntary Termination Upon or Any Time After Change in Control	Voluntary Termination	Termination for Cause	Death	Disability	Retirement

Severance pay	$854,025	—	—	$284,675	$351,811	—

Bonus payment	$40,838	$40,838	—	$40,838	$40,838	$40,838

Stock option vesting acceleration	$277,147	$108,019	—	$277,147	$277,147	$108,019

Restricted stock vesting acceleration	$479,981	—	—	$479,981	$479,981	—

Health care and other benefits continuation	$53,446	—	—	$49,288	—	—

Timothy A. Huber

Type of Benefit	Involuntary Termination or Termination for Good Reason Before Change in Control or Voluntary Termination Upon or Any Time After Change in Control	Voluntary Termination	Termination for Cause	Death	Disability	Retirement

Severance pay	$705,825	—	—	$235,275	$285,121	—

Bonus payment	$33,737	$33,737	—	$33,737	$33,737	$33,737

Stock option vesting acceleration	$241,802	$95,225	—	$241,802	$241,802	$95,225

Restricted stock vesting acceleration	$415,983	—	—	$415,983	$415,983	—

Health care and other benefits continuation	$53,446	—	—	$20,910	—	—

Defined Benefit Plan

Northwest Savings Bank maintains the Northwest Savings Bank Pension Plan, which is a noncontributory defined benefit plan (“Retirement Plan”).  All employees age 21 or older who have worked at Northwest Savings Bank for a period of one year and have been credited with 1,000 or more hours of employment with Northwest Savings Bank during the year are eligible to accrue benefits under the Retirement Plan.  Northwest Savings Bank annually contributes an amount to the Retirement Plan necessary to at least satisfy the actuarially determined minimum funding requirements in accordance with the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).  At December 31, 2013, the Retirement Plan fully met its funding requirements under Section 412 of the Internal Revenue Code.

At the normal retirement age of 65, the plan is designed to provide a single life annuity benefit.  The retirement benefits for employees hired or acquired prior to January 1, 2008 is an amount equal to 1.6% of a participant’s average monthly base salary based on the average of the five consecutive years of the last ten calendar years providing the highest monthly average multiplied by the participant’s years of service to the normal retirement date (up to a maximum of 25 years) plus: (i) 0.6% of such average monthly compensation in excess of one-twelfth of covered compensation (as defined in the plan) multiplied by the participant’s total number of years of service up to a maximum of 25 years; and (ii) for participants who retire on or after June 1, 1995, 0.6% of such participant’s average monthly compensation multiplied by the participant’s number of years of service between 25 years and 35 years.  Retirement benefits are also payable upon retirement due to early and late retirement, disability or death.  A reduced benefit is payable upon early retirement at or after age 55 and the completion of five years of service with us (or after 25 years of service and no minimum age).  Upon termination of employment other than as specified above, a participant who was employed by us for a minimum of five years is eligible to receive his or her accrued benefit commencing, generally, on such participant’s normal retirement date.  Benefits under the Retirement Plan are payable in various annuity forms.  For the plan year ended December 31, 2013, we were not required to nor did we make a cash contribution to the Retirement Plan.

Effective January 1, 2008, several changes were made to the Retirement Plan.  The definition of normal retirement was changed from age 65 to age 65 with five years of service for all employees hired on or after January 1, 2008.  Benefits for all employees hired or acquired on or after January 1, 2008 will be calculated using a benefit calculation of 1% of a participant’s average monthly base salary based on the average of the five consecutive years of the last ten calendar years providing the highest monthly average multiplied by the participant’s years of service to the normal retirement date (up to a maximum of 35 years).

The Retirement Plan was further amended to freeze all benefits earned through March 31, 2013 based on the plan formula using years of service and average monthly compensation as of March 31, 2013.  The amendments also provide that, for service commencing January 1, 2013, additional benefits will be earned equal to 1% of career average pay for each year that a participant completes at least 1,000 hours of service.  Also, effective April 1, 2013, participants who are eligible to receive required minimum distributions due to attaining age 70-½ will be required to begin payment of benefits even though they may remain employed by us.

The following table indicates the annual retirement benefit that would be payable under the Retirement Plan upon retirement at age 65 in calendar year 2013, expressed in the form of a single life annuity, for the career average salary and benefit service classifications specified below.  The table reflects the benefit payments based upon the plan in effect April 1, 2013.

Average	Years of Service and Annual Benefit Payable at Retirement
Compensation	15	20	25	30	35	40
$25,000	$3,750	$5,000	$6,250	$7,500	$8,750	$10,000
$50,000	$7,500	$10,000	$12,500	$15,000	$17,500	$20,000
$75,000	$11,250	$15,000	$18,750	$22,500	$26,250	$30,000
$100,000	$15,000	$20,000	$25,000	$30,000	$35,000	$40,000
$125,000	$18,750	$25,000	$31,250	$37,500	$43,750	$50,000
$150,000	$22,500	$30,000	$37,500	$45,000	$52,500	$60,000
$175,000	$26,250	$35,000	$43,750	$52,500	$61,250	$70,000
$200,000	$30,000	$40,000	$50,000	$60,000	$70,000	$80,000
$225,000	$33,750	$45,000	$56,250	$67,500	$78,750	$90,000
$250,000	$37,500	$50,000	$62,500	$75,000	$87,500	$100,000
$255,000 plus	$38,250	$51,000	$63,750	$76,500	$89,250	$102,000

As of the plan year ended December 31, 2013, Messrs. Wagner, LaRocca, Harvey, Huber and Fisher had 30, 28, 18, 29 and 30 years of credited service (i.e., benefit service), respectively.

The accrued annual pension benefit as of December 31, 2013 for Messrs. Wagner, LaRocca, Harvey, Huber and Fisher were $129,911, $104,032, $79,839, $99,414 and $123,794, respectively.  As of December 31, 2013, Messrs. Wagner, LaRocca, Fisher and Huber qualified for early retirement under the Retirement Plan.  If Messrs. Wagner, LaRocca, Huber and Fisher had retired on December 31, 2013, and began receiving benefit payments immediately upon retirement, their annual pension benefit would have been $86,300, $89,071, $54,226 and $69,795, respectively.

Supplemental Executive Retirement Plan

Northwest Savings Bank has adopted a non-qualified supplemental executive retirement plan (“SERP”) for certain participants in Northwest Savings Bank’s Retirement Plan whose benefits are limited by Section 415(b) of the Internal Revenue Code (which limits the amount of annual benefits that may be accrued to fund future benefit payments) or Section 401(a)(17) of the Internal Revenue Code (which places a limitation on compensation taken into account for tax-qualified plan purposes; for 2013, that limit was $255,000).  The SERP provides the designated executives with retirement benefits generally equal to the difference between the benefit that would be available under the Retirement Plan but for the limitations imposed by Internal Revenue Code Sections 401(a)(17) and 415(b) and that which is actually funded under the Retirement Plan as a result of the limitations.

Participants must elect the method of payment.  Options for payment include a lump sum, three substantially equal annual installments, or five substantially equal annual installments, starting within thirty days of the earliest of the following events: the participant’s death, disability, retirement or a change in control, provided, however, that if the participant is a specified employee under Section 409A of the Internal Revenue Code, distribution following retirement must be delayed for six months.  The SERP is considered an unfunded plan for tax and ERISA purposes.  All obligations arising under the SERP are payable from the general assets of Northwest Savings Bank.

The benefits paid under the SERP supplement the benefits paid by the Retirement Plan.  The following table indicates the expected aggregate annual retirement benefit payable from the Retirement Plan and SERP to SERP participants, expressed in the form of a single life annuity for the final average salary and benefit service classifications specified below.

Average	Years of Service and Annual Benefit Payable at Retirement
Compensation	15	20	25	30	35	40
$100,000	$15,000	$20,000	$25,000	$30,000	$35,000	$40,000
$125,000	$18,750	$25,000	$31,250	$37,500	$43,750	$50,000
$150,000	$22,500	$30,000	$37,500	$45,000	$52,500	$60,000
$175,000	$26,250	$35,000	$43,750	$52,500	$61,250	$70,000
$200,000	$30,000	$40,000	$50,000	$60,000	$70,000	$80,000
$250,000	$37,500	$50,000	$62,500	$75,000	$87,500	$100,000
$300,000	$45,000	$60,000	$75,000	$90,000	$105,000	$120,000
$350,000	$52,500	$70,000	$87,500	$105,000	$122,500	$140,000
$400,000	$60,000	$80,000	$100,000	$120,000	$140,000	$160,000
$500,000	$75,000	$100,000	$125,000	$150,000	$175,000	$200,000
$600,000	$90,000	$120,000	$150,000	$180,000	$210,000	$240,000

At December 31, 2013, Messrs. Wagner, LaRocca, Harvey and Fisher were the only Named Executive Officer participants in the SERP and they had 30, 28, 18, and 30 years of credited service under the SERP, respectively.  Northwest Savings Bank’s pension cost attributable to the SERP for all participants was approximately $139,324 for the year ended December 31, 2013.

The accrued annual pension benefit as of December 31, 2013 for Messrs. Wagner, LaRocca, Harvey and Fisher were $157,118, $848, $1,417 and $2,058, respectively.  As of December 31, 2013 Messrs. Wagner, LaRocca and Fisher qualified for early retirement under the SERP.  If Messrs. Wagner, LaRocca and Fisher had retired on December 31, 2013 and began receiving benefit payments immediately upon retirement, their annual pension benefit would have been $104,220, $674 and $1,160, respectively.

Life Insurance Coverage

Northwest Savings Bank generally provides group term life insurance to its employees.  The amount of the life insurance coverage employees are eligible for is a multiple of their base salary up to a maximum of $700,000 worth of coverage.  Mr. Wagner is not subject to this coverage maximum.  Pay grade level determines the multiple used.  The first $50,000 of group term life insurance coverage is a non-taxable benefit each year.

Certain select senior officers are eligible to participate in a Senior Managers’ Life Insurance Plan.  This plan is designed to allow the participant to waive an equal amount of coverage in the group term life insurance plan in order to purchase a whole life insurance plan using their own funds in conjunction with the amount Northwest Savings Bank would have spent for the individual’s group term premium expense.  The benefit then becomes a split dollar arrangement.  The officer’s coverage is provided through two sources: the group term life insurance plan, which has a carve-out provision funded by bank-owned life insurance, and an individual policy owned by the executive.  The Senior Managers’ Life Insurance Plan thus gives participants a means to obtain post-retirement life insurance that is not available through the group term life plan.

Under Northwest Savings Bank’s life insurance plans, the pre-retirement death benefit amount is determined as a multiple of the employee’s annual base salary rounded up to the next $1,000.  Multiples range from 150% to 500% based on pay grade levels.  The Named Executives Officers are all in the highest multiple of 500%.  The group term life insurance plan does not have a post-retirement death benefit provision.  All of the Named Executive Officers participate in the Senior Managers’ Life Insurance Plan, giving them the option to continue their individual policies into retirement.  As of December 31, 2013, the pre-retirement death benefit amounts from the Northwest Savings Bank plan were as follows: $50,000 for Mr. Wagner; $150,000 for Mr. Harvey; $50,000 for Mr. LaRocca; $50,000 for Mr. Fisher; and $50,000 for Mr. Huber.

The federal income tax treatment and the annual economic benefit realized by each Named Executive Officer vary depending on the amount of life insurance in the Northwest Savings Bank plan and the Senior Managers’ Life Insurance Plan.  The specific arrangement with each Named Executive Officer is discussed below.

The premiums paid by Northwest Savings Bank for the Named Executive Officers for life insurance coverage during 2013 totaled $55,800 consisting of the following premiums: $28,294 for Mr. Wagner; $2,463 for Mr. Harvey; $11,545 for Mr. LaRocca; $7,486 for Mr. Fisher; and $6,012 for Mr. Huber.  However, the imputed economic benefit for this life insurance coverage during 2013 was as follows: $26,154 for Mr. Wagner; $2,343 for Mr. Harvey; $11,437 for Mr. LaRocca; $7,378 for Mr. Fisher; and $5,904 for Mr. Huber. The imputed economic benefit to the Named Executive Officers of the 2013 premium payments is included in the “All Other Compensation” column of the Summary Compensation Table and is described in a footnote to that column for each Named Executive Officer.  The amount of such economic benefit was determined using the amount imputed to the individual under applicable tables published by the Internal Revenue Service multiplied by the aggregate death benefit payable to the individual’s beneficiary.

Directors’ Compensation

The following table sets forth for the year ended December 31, 2013 certain information as to the total remuneration to Northwest Bancshares, Inc.’s directors.  Mr. Wagner does not receive separate compensation for his service as a director.  Directors Bauer, Carr and Long will be retiring, effective at the annual meeting, as they will have reached the directors’ mandatory retirement age of 72.

Director Compensation Table For the Year Ended December 31, 2013

Name	Fees earned or paid in cash ($)	Stock awards ($)(1)		Option awards ($)(2)		Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings ($)(3)	All other compensation ($)(4)	Total ($)
John M. Bauer	68,800	33,885	(5)	7,416	(5)	—	38,516	6,265	154,882
Richard L. Carr	79,800	33,885	(6)	7,416	(6)	—	15,533	6,265	142,899
Deborah J. Chadsey	56,400	33,885	(7)	7,416	(7)	—	5,710	1,777	105,188
Timothy B. Fannin	46,150	33,885	(8)	7,416	(8)	—	2,950	632	91,033
A. Paul King	63,400	33,885	(9)	7,416	(9)	—	47,087	6,265	158,053
Joseph F. Long	68,100	33,885	(10)	7,416	(10)	—	33,875	6,265	149,541
Richard E. McDowell	67,400	33,885	(11)	7,416	(11)	—	33,153	6,265	148,119
William F. McKnight	46,150	33,885	(12)	7,416	(12)	—	3,366	632	91,449
John P. Meegan	62,700	33,885	(13)	7,416	(13)	—	9,284	6,265	119,550
Sonia M. Probst	67,400	33,885	(14)	7,416	(14)	—	7,505	6,265	122,471
Philip M. Tredway	63,400	33,885	(15)	7,416	(15)	—	28,621	6,265	139,587

(footnotes on following page)

Amounts included in the “Stock Awards” column for the year ended December 31, 2013 represent the value of current year grants under our 2011 Equity Incentive Plan.  Amounts related to stock awards and option awards are reported in the table above pursuant to applicable Securities and Exchange Commission regulations that require that we report the full grant-date fair value of grants in the year in which such grants are made.  Because grants vest (are earned) at a rate of 10% per year beginning May 15, 2013, the amounts actually vested and recognized as income was $3,389 for each director.  Amounts included in the “Option awards” column for the year ended December 31, 2013 represent the value of current year grants under our 2011 Equity Incentive Plan.  Stock option grants are not treated as taxable income in the year of grant, so for the year ended December 31, 2013, the economic value of compensation related to the award of stock options recognized for income tax purposes was $0.  The amount included in the “Change in pension value and nonqualified deferred compensation earnings” column reflects the change in the estimated present value of future benefits under our pension plans as well as the amount of interest paid on deferred compensation over the applicable federal rate.

(footnotes from previous page)

(1)                     Reflects the aggregate grant date fair value of restricted stock awards of 2,700 shares granted to each director on May 15, 2013 with a grant date market value of $12.55 per share.  The assumptions used in the valuation of these awards are included in Notes 1(o) and 15(d) to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013 as filed with the Securities and Exchange Commission.

(2)                     Reflects the aggregate grant date fair value of option awards of 7,200 stock options granted to each director on May 15, 2013 with a grant date fair value of $1.03 per stock option.  This award vests equally over a ten-year period beginning May 15, 2013.  These options have an exercise price of $12.44 per option.  The assumptions used in the valuation of these awards are included in Notes 1(o) and 15(e) to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013 as filed with the Securities and Exchange Commission.

(3)                     Reflects change in pension value and nonqualified deferred compensation for each director as follows:  Mr. Bauer, $21,922 and $16,594; Mr. Carr, $6,297 and $9,236; Ms. Chadsey, $5,441 and $269; Mr. Fannin, $2,950 and $0; Dr. King, $35,145 and $11,942; Mr. Long, $28,154 and $5,721; Dr. McDowell, $13,220 and $19,933; Mr. McKnight, $3,366 and $0; Mr. Meegan, $7,784 and $1,500; Ms. Probst, $7,505 and $0; Mr. Tredway, $24,400 and $4,221.

(4)                     Reflects dividends on unvested restricted stock awards.

(5)                     At December 31, 2013, Mr. Bauer had 46,627 vested stock options, 45,773 unvested stock options and 12,990 unvested shares of restricted stock.

(6)                     At December 31, 2013, Mr. Carr had 46,627 vested stock options, 45,773 unvested stock options and 12,990 unvested shares of restricted stock.

(7)                     At December 31, 2013, Ms. Chadsey had 2,160 vested stock options, 12,240 unvested stock options and 4,590 unvested shares of restricted stock.

(8)                    At December 31, 2013, Mr. Fannin had 720 vested stock options, 6,480 unvested stock options and 2,430 unvested shares of restricted stock.

(9)                     At December 31, 2013, Dr. King had 46,627 vested stock options, 45,773 unvested stock options and 12,990 unvested shares of restricted stock.

(10)              At December 31, 2013, Mr. Long had 46,627 vested stock options, 45,773 unvested stock options and 12,990 unvested shares of restricted stock.

(11)              At December 31, 2013, Dr. McDowell 46,627 vested stock options, 45,773 unvested stock options and 12,990 unvested shares of restricted stock.

(12)              At December 31, 2013, Mr. McKnight had 720 vested stock options, 6,480 unvested stock options and 2,430 unvested shares of restricted stock.

(13)              At December 31, 2013, Mr. Meegan 15,447 vested stock options, 40,953 unvested stock options and 12,990 unvested shares of restricted stock.

(14)              At December 31, 2013, Ms. Probst had 12,875 vested stock options, 37,525 unvested stock options and 12,990 unvested shares of restricted stock.

(15)              At December 31, 2013, Mr. Tredway had 28,627 vested stock options, 45,773 unvested stock options and 12,990 unvested shares of restricted stock.

The full board of directors determines director compensation.  In determining director compensation, we utilize market information that is provided by our Chief Human Resources Officer, which is supported by survey data from various sources.

For the year ended December 31, 2013, nonemployee directors of Northwest Bancshares, Inc. and Northwest Savings Bank were paid a retainer of $22,600 per year plus $1,000 for each board meeting of Northwest Savings Bank and Northwest Bancshares, Inc. attended.  Non-employee members of the Executive, Compensation, Compliance, Trust, Audit, Risk Management, Nominating and Governance Committees were paid a total of $700 for attendance at committee meetings for both Northwest Bancshares, Inc. and Northwest Savings Bank.  The chairman of the Compensation, Compliance, Trust, Audit and Risk Management committees were paid an additional $1,000 per quarter as a retainer for their service as chairman with the chairman of the Nominating Committee receiving $1,000 per year and the chairman of the Governance Committee receiving $2,000 per year.  Director Carr also received a fee of $2,000 per quarter as a retainer for his service as Lead Director for Northwest Bancshares, Inc. and Northwest Savings Bank.

We sponsor a non-qualified deferred compensation plan for directors (the “Deferred Compensation Plan”) that enables a director to elect to defer all or a portion of their directors’ fees.  The amounts deferred are credited with interest at the taxable equivalent rate received by Northwest Bancshares, Inc. on its bank owned life insurance policies that insure the directors’ lives.  Deferred amounts are payable upon retirement of a director on or after attaining age 59-1/2 but no later than age 72, in the form of a lump sum or installments over a three, five or ten year period.  Payments to a director, or to their designated beneficiary, may also be made from the Deferred Compensation Plan upon the director’s death, total and permanent disability, or termination of service from the Board.  Participants in the Deferred Compensation Plan would not recognize taxable income with respect to the Deferred Compensation Plan benefits until the assets are actually distributed.  Active directors are provided

$200,000 of term life coverage through our group life insurance policy.  Coverage is subject to standard age reductions starting at age 65.

We maintain a retirement plan for outside directors (the “Directors Plan”).  Directors who have served on the Board for five years or more and are not Bank employees are eligible to receive benefits under the Directors Plan.  Upon a director’s retirement from the Board on or after five years of service and the attainment of age 60, the director is entitled to receive a retirement benefit equal to 60% of the annual retainer paid immediately prior to retirement plus 60% of the board meeting fees paid for the director’s attendance at board meetings at the annual rate which was in effect immediately prior to his retirement.  If a director retires after five years or more of service but before attaining age 60, the director is entitled to one-half of the benefits otherwise available to him or her.  Retirement benefits commence on the first day of the calendar quarter following the director’s attainment of age 65, or if retirement occurs later, on the first day of the calendar quarter following retirement.  Such retirement benefits are paid for a period equal to the lesser of the number of a director’s completed full years of service, his life, or ten years.  In the event the director dies before normal retirement age or after normal retirement age but before all retirement benefits to which he is entitled have been received, the director’s beneficiary or estate shall be paid a lump sum equal to the present value of the benefits that would have been paid had the director lived until all accrued retirement benefits had been paid.  The retirement plan for outside directors was amended to freeze all benefits earned through December 31, 2012 based on the plan formula using years of service and director’s compensation as of December 31, 2012.  The amendments also provide that, for service commencing January 1, 2013, additional benefits will be earned equal to 1.25% of career average fees paid in cash for each year in the future.  During the year ended December 31, 2013, the expense to Northwest Savings Bank of the Directors Plan was $235,372.

Options granted under our 2008 and 2011 stock benefit plans vest over a five-year, seven-year and ten-year period, depending on the date of grant.  All nonstatutory options granted under the Plans expire upon the earlier of ten years from the date of grant or one year following the date the optionee ceases to be a director.  However, in the event of termination of service or employment due to death, disability, normal retirement or a change of control of Northwest Bancshares, Inc., nonstatutory options may be exercised for up to five years.

Restricted shares granted under our 2011 Equity Incentive Plan vest over a ten-year period.  Dividends are paid on the restricted stock and participants can vote the restricted stock pursuant to the 2011 Equity Incentive Plan.

Transactions With Certain Related Persons

Federal law requires that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features.  Federal regulations adopted under this law permit executive officers and directors to receive the same terms that are widely available to other employees as long as the director or executive officer is not given preferential treatment compared to the other participating employees.  Northwest Savings Bank offers its employees interest rate discounts of generally up to 50 basis points on loans made by Northwest Savings Bank to such persons for personal use.  Our policy is that loans made to a director in excess of $100,000 for non-residential purposes must be approved in advance by a majority of the disinterested members of the Board of Directors. Loans to executive officers must be approved by the full Board of Directors regardless of amounts.  Except for the interest rate discount described above, loans to our current directors, principal officers, nominees for election as directors, securityholders known by us to own more than 5% of the outstanding shares of common stock, or associates of such persons (together, “specified persons”), are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Northwest Savings Bank, and do not involve more than the normal risk of collectibility or present other unfavorable features.

There were no loans or extensions of credit made by Northwest Savings Bank to its directors and executive officers where the largest amount of all indebtedness outstanding during the year ended December 31, 2013 and all amounts of interest payable during the year ended December 31, 2013 exceeded $120,000, and where the borrowers received interest rate discounts, as described above.

We intend that, except as described above, all transactions between us and our executive officers, directors, holders of 10% or more of the shares of common stock, and affiliates thereof, will contain terms no less favorable to us than could have been obtained through arms-length negotiations with unaffiliated persons and will be approved by a majority of our Audit Committee not having any interest in the transaction.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Our independent registered public accounting firm for the year ended December 31, 2013 was KPMG LLP.  Our Audit Committee has approved the engagement of KPMG LLP to be our independent registered public accounting firm for the year ending December 31, 2014, subject to the ratification of the engagement by our stockholders.  At the annual meeting, the stockholders will consider and vote on the ratification of the engagement of KPMG LLP for the year ending December 31, 2014.  A representative of KPMG LLP is expected to attend the annual meeting to respond to appropriate questions and to make a statement if he or she so desires.

Even if the selection of the independent registered public accounting firm is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change is in the best interest of Northwest Bancshares, Inc. and its stockholders.

Set forth below is certain information concerning aggregate fees billed for professional services rendered by KPMG LLP during the years ended December 31, 2013 and 2012.

The aggregate fees included in the Audit Fees category were fees billed for the fiscal years for the audit of our annual financial statements and the review of our quarterly financial statements.  The aggregate fees included in each of the other categories were fees billed in the stated periods.

	Year Ended December 31, 2013	Year Ended December 31, 2012

Audit Fees	$756,450	$695,000
Audit-Related Fees	67,000	51,000
Tax Fees	87,500	81,160
All Other Fees	1,650	1,650

Audit Fees.  Audit fees for each of the years ended December 31, 2013 and 2012 were for professional services rendered for the audits of our consolidated financial statements and internal controls over financial reporting, review of the financial statements included in our quarterly reports on Form 10-Q and the internal controls attestation required under Federal Deposit Insurance Corporation regulations.

Audit-Related Fees.  Audit-related fees for the years ended December 31, 2013 and 2012 were for procedures performed with respect to student lending and U.S. Department of Housing and Urban Development programs.  Such fees are reasonably related to the performance of the audit of and review of the financial statements and are not already reported in “Audit Fees,” above.

Tax Fees.  Tax fees for the years ended December 31, 2013 and 2012 were for services related to tax compliance and tax planning.

All Other Fees.  Other fees for each of the years ended December 31, 2013 and 2012 were for access to the independent registered public accounting firm’s on-line technical database.

The Audit Committee has considered whether the provision of non-audit services, which relate primarily to tax consulting services rendered, is compatible with maintaining the independence of KPMG LLP.  The Audit

Committee concluded that performing such services does not affect the independence of KPMG LLP in performing its function as our independent registered public accounting firm.

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm, either by approving an engagement prior to the engagement or pursuant to a pre-approval policy with respect to particular services. These services may include audit services, audit-related services, tax services and other services.  The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee when expedition of services is necessary.  The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.  All audit-related fees, tax fees and all other fees described above were approved either as part of our engagement of KPMG LLP or pursuant to the pre-approval policy described above.

PROPOSAL 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

The compensation of our Principal Executive Officer, our Principal Financial Officer and our three other most highly compensated executive officers of Northwest Bancshares, Inc. (“Named Executive Officers”) is described in “PROPOSAL 1—ELECTION OF DIRECTORS—Compensation Disclosure and Analysis” and “—Executive Compensation.” Stockholders are urged to read these sections of this Proxy Statement, which discuss our compensation policies and procedures with respect to our Named Executive Officers.

Stockholders will be asked at the annual meeting to provide their support with respect to the compensation of our Named Executive Officers by voting on the following advisory, non-binding resolution:

“RESOLVED, that the compensation paid to Northwest Bancshares, Inc.’s Named Executive Officers, as disclosed in this proxy statement pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

This advisory vote, commonly referred to as a “say-on-pay” advisory vote, is non-binding on the Board of Directors.  Although non-binding, the Board of Directors and the Compensation Committee value constructive dialogue on executive compensation and other important governance topics with our stockholders and encourage all stockholders to vote their shares on this matter.  The Board of Directors and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding our executive compensation.

Unless otherwise instructed, validly executed proxies will be voted “FOR” this resolution.

The Board of Directors unanimously recommends that you vote “FOR” the resolution set forth in Proposal 3.

ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED
AT AN ANNUAL MEETING

Our Bylaws provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting of stockholders. In order for a stockholder to properly bring business before an annual meeting, or to nominate a candidate for the Board of Directors, our Secretary must receive written notice not earlier than the 90th day nor later than the 80th day prior to date of the annual meeting; provided, however, that in the event that less than 90 days’ notice or prior public disclosure of the date of the annual meeting is provided to stockholders, then, to be timely, notice by the stockholder must be so received not later than the tenth day following the day on which public announcement of the date of such meeting is first made.

The notice with respect to stockholder proposals that are not nominations for director must set forth as to each matter such stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address of such stockholder as they appear on Northwest Bancshares, Inc.’s books and of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class or series and number of shares of capital stock of Northwest Bancshares, Inc. which are owned beneficially or of record by such stockholder and such beneficial owner; (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

The notice with respect to director nominations must include (i) as to each individual whom the stockholder proposes to nominate for election as a director, (A) all information relating to such person that would indicate such person’s qualification under Article 2, Section 12 of our Bylaws, including an affidavit that such person would not be disqualified under the provisions of Article 2, Section 12 of the Bylaws and (B) all other information relating to such individual that is required to be disclosed in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation; and (ii) as to the stockholder giving the notice, (A) the name and address of such stockholder as they appear on our books and of the beneficial owner, if any, on whose behalf the nomination is made; (B) the class or series and number of shares of capital stock of Northwest Bancshares, Inc. which are owned beneficially or of record by such stockholder and such beneficial owner; (C) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder; (D) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (E) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act or any successor rule or regulation.  Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected.

The 2015 Annual Meeting of Stockholders is expected to be held April 15, 2015.  Accordingly, advance written notice for certain business, or nominations to the Board of Directors, to be brought before the next annual meeting must be received by our Secretary no earlier than January 16, 2015 and no later than January 26, 2015.  If notice is received prior to January 16, 2015 or after January 26, 2015 it will be considered untimely, and we will not be required to present the matter at the stockholders meeting.

Nothing in this Proxy Statement shall be deemed to require us to include in our proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

STOCKHOLDER PROPOSALS

In order to be eligible for inclusion in our proxy materials for our 2015 Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at our executive office, 100 Liberty Street, Warren, Pennsylvania 16365, no later than November 6, 2014.  Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the annual meeting other than the matters described above in the Proxy Statement.  However, if any matters should properly come before the annual meeting, it is intended that the holders of the proxies will act in accordance with their best judgment.

MISCELLANEOUS

The cost of solicitation of proxies will be borne by Northwest Bancshares, Inc.  We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of shares of common stock.  In addition to solicitations by mail, our directors, officers and regular employees may solicit proxies personally, by telephone or other forms of communication without additional compensation.  Our Annual Report on Form 10-K for the year ended December 31, 2013 has been mailed or made available online to all stockholders of record as of February 21, 2014.  Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing us.

ONLINE DELIVERY OF PROXY AND OTHER MATERIALS

We have elected to take advantage of Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders on the Internet. We believe that these rules allow us to provide our stockholders with the information they need to vote at our Annual Meeting, while also lowering the costs of delivery and reducing the environmental impact of producing and distributing the related proxy materials.

Since March 7, 2014, the proxy materials for the 2014 Annual Meeting (which includes the 2013 Annual Report to Stockholders) have been available at the following web site: www.proxyvote.com.  Stockholders who wish to receive a printed copy of the proxy materials available on this web site may request copies in any of the following ways: (i) via the Internet, at www.proxyvote.com; (ii) by telephone, at 1-800-579-1639; or (iii) by sending an e-mail to sendmaterial@proxyvote.com.  Stockholders who are not eligible to vote at the Annual Meeting may find our 2013 Annual Report to Stockholders and the Notice of Annual Meeting and Proxy Statement on the Investor Relations portion of our website, http://www.northwestsavingsbank.com.

We encourage all of our stockholders who have Internet access to receive future proxy materials online rather than through the U.S. mail. By electing to receive our materials electronically, you will be supporting our efforts to add to stockholder value. Other benefits of this service include:

•                                          Receiving stockholder communications, including the annual report to stockholders and proxy statement, as soon as they are available, thus eliminating the need to wait for them to arrive by mail;

•                                          Enjoying easier access to convenient online voting; and

•                                          Eliminating bulky paper documents from your personal files.

HOUSEHOLDING OF PROXY STATEMENTS AND ANNUAL REPORTS

We intend to deliver only one Annual Report on Form 10-K and Proxy Statement to multiple registered stockholders sharing the same address unless we receive contrary instructions from one or more of the stockholders.  If individual stockholders wish to receive a separate copy of the Annual Report or Proxy Statement they may call or write and request separate copies currently or in the future as follows:

Shareholder Relations

Northwest Bancshares, Inc.

100 Liberty Street

P.O. Box 128

Warren, PA 16365-2353

Phone:   (814) 728-7263

Fax:       (814) 728-7739

Registered stockholders sharing the same address and receiving multiple copies of Annual Reports or Proxy Statements may request the delivery of a single copy by writing or calling the above address or phone number.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Gregory C. LaRocca
Gregory C. LaRocca
Executive Vice President and Corporate Secretary

Warren, Pennsylvania
March 5, 2014

Signature [PLEASE SIGN WITHIN BOX] Date KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Date THIS REVOCABLE PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. 100 LIBERTY STREET P.O. BOX 128 WARREN, PA 16365-2353 M66041-P46190-MULTI To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. ! ! ! ! ! ! ! ! ! ! ! For All Withhold All For All Except ! Yes No VOTE BY INTERNET - www.proxyvote.com or scan QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on April 15, 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 15, 2014. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. NORTHWEST BANCSHARES, INC. Please indicate if you plan to attend this meeting. 2. Ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the year ending December 31, 2014. For address changes and/or comments, please check this box and write them on the back where indicated. 01) William J. Wagner 02) A. Paul King 03) Sonia M. Probst 04) William F. McKnight 1. The election as directors of all nominees listed below (except as marked to the contrary at the right). Nominees: The Board of Directors recommends you vote FOR the following: For Against Abstain The Board of Directors recommends you vote FOR the following proposals: Vote on Proposals Vote on Directors 3. An advisory, non-binding resolution to approve the executive compensation described in the Proxy Statement. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. In the case of joint owners, only one signature is required. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. The undersigned acknowledges receipt from the Company prior to the execution of this proxy of the Notice of the Meeting, a Proxy Statement dated March 5, 2014 and audited fi nancial statements. SCAN TO VIEW MATERIALS & VOTE

M66042-P46190-MULTI Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Summary Annual Report, Annual Report on Form 10-K and Proxy Card are available at www.proxyvote.com. Address Changes/Comments: ______________________________________________________________________________ ________________________________________________________________________________________________________ (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) REVOCABLE PROXY NORTHWEST BANCSHARES, INC. ANNUAL MEETING OF STOCKHOLDERS April 16, 2014 The signer(s), on the reverse side hereby appoint(s) the offi cial proxy committee consisting of the entire Board of Directors with full powers of substitution, to act as attorneys and proxies, to vote all shares of Common Stock of the Company which the signer(s) is/are entitled to vote at the 2014 Annual Meeting of Stockholders (“Meeting”) to be held on April 16, 2014 at The Struthers Library Theatre, located at 302 W. Third Avenue, Warren, Pennsylvania, at 11:00 a.m., Eastern Time. The official proxy committee is authorized to cast all votes to which the signer(s) is/are entitled as indicated on the reverse side. THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS STATED ON THE REVERSE SIDE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. Should the signer(s) be present and elect to vote at the Meeting or at any adjournment thereof and after notifi cation to the Secretary of the Company at the Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the Meeting.